EXECUTION COPY

CREDIT AGREEMENT

Dated as of July 6, 2004

among

ARVINMERITOR, INC.

and

THE SUBSIDIARY BORROWERS

FROM TIME TO TIME PARTIES HERETO

as the Borrowers

THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS

BANK ONE, NA (MAIN OFFICE CHICAGO)

as Administrative Agent

JPMORGAN CHASE BANK

and

CITICORP NORTH AMERICA, INC.

as Syndication Agents

and

ABN AMRO BANK N.V.

BNP PARIBAS

and

UBS SECURITIES LLC

as Documentation Agents

J.P. MORGAN SECURITIES, INC.

and

CITIGROUP GLOBAL MARKETS INC.

as Joint Lead Arrangers and Joint Book Runners

SIDLEY AUSTIN BROWN & WOOD LLP

Bank One Plaza

10 South Dearborn Street

Chicago, Illinois 60603

TABLE OF CONTENTS

Section Page

         1.4.  Joint and Several Liability for Obligations of the Company and Domestic Subsidiary
                  Borrowers; Joint and Several Liability for Obligations of the Foreign Subsidiary
                  Borrowers; No Liability of Foreign Subsidiary Borrowers for Obligations of the Company

         2.9.  Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation

         2.15.  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan

         2.21.  Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of

EXHIBITS AND SCHEDULES

Exhibits

EXHIBIT A                                --        Revolving Loan Commitments
                                                   (Definitions)
EXHIBIT A-1                              --        Eurocurrency Payment Offices
                                                   (Definitions)
EXHIBIT B                                --        Form of Borrowing/Election Notice
                                                   (Section 2.2, Section 2.7 and Section 2.9)
EXHIBIT C                                --        Form of Request for Letter of Credit
                                                   (Section 3.4)
EXHIBIT D                                --        Form of Assignment Agreement
                                                   (Definitions and Section 13.3)
EXHIBIT E-1                              --        Form of Initial Loan Parties' U.S. Counsel's Opinion
                                                   (Sections 5.1 and 5.3)
EXHIBIT E-2                              --        Form of Initial Subsidiary Borrower's Ireland Counsel's Opinion
                                                   (Sections 5.1 and 5.3)
EXHIBIT F                                --        List of Closing Documents
                                                   (Section 5.1)
EXHIBIT G                                --        Form of Compliance Certificate
                                                   (Sections 5.2 and 7.1(A)(iii))
EXHIBIT H                                --        Form of Subsidiary Guaranty
                                                   (Definitions)
EXHIBIT I                                --        Form of Revolving Loan Note
                                                   (If Requested) (Section 2.12(D))
EXHIBIT J                                --        Form of Assumption Letter
                                                   (Definitions)
EXHIBIT K                                --        Form of Designation Agreement
                                                   (Section 13.1(B))
EXHIBIT L                                --        Form of Commitment and Acceptance
                                                   (Section 2.22)

Schedules

Pricing Schedule

Schedule 1.1.1               --          Assets for Sale as of the Closing Date

Schedule 1.1.2               --          Permitted Existing Non-Guarantor Subsidiary Indebtedness

Schedule 3.2                 --          Transitional Letters of Credit

Schedule 6.7                 --          Litigation

Schedule 6.8                 --          Subsidiaries

Schedule 7.3(E)              --          Existing and Specified Investments

Schedule 7.3(F)              --          Existing Liens

CREDIT AGREEMENT

        This CREDIT AGREEMENT, dated as of July 6, 2004, is entered into by and among ArvinMeritor, Inc., an Indiana corporation, as the Company, ArvinMeritor Finance Ireland, a private unlimited liability company incorporated under the laws of Ireland, and the other Subsidiary Borrowers from time to time parties hereto, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, Bank One, NA (Main Office Chicago), as Administrative Agent for itself and the other Lenders, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents. The parties hereto agree as follows:

ARTICLE I: DEFINITIONS AND GENERALLY APPLICABLE PRINCIPLES

1.1.	Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

      As used in this Agreement:

        “1990 Senior Note Indenture” means that certain Indenture, dated as of July 3, 1990, between the Company (as successor to Arvin Industries, Inc.) and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of Section 7.3(K) hereof.

        “1998 Senior Note Indenture” means that certain Indenture, dated as of April 1, 1998, between the Company (as successor to Meritor Automotive, Inc.) and BNY Midwest Trust Company (as successor to The Chase Manhattan Bank), as Trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of Section 7.3(K) hereof.

        “Accounting Changes” is defined in Section 10.3 hereof.

        “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

        “Administrative Agent” means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to Article XI hereof.

        “Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to a Borrower of the same Type and, in the case of Eurocurrency Rate Advances, in the same Agreed Currency and for the same Interest Period.

        “Affected Lender” is defined in Section 2.19 hereof.

        “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person (i) is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act) of greater than or equal to ten percent (10%) or more of the combined voting power of the controlled Person (giving effect to the relative voting rights associated with the voting securities or other voting interests held by the controlling Person) or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided, that under no circumstance shall any Agent or any Lender be deemed to be an Affiliate of the Company or vice versa.

        “Agents” shall mean, collectively, the Administrative Agent, the Syndication Agents and the Documentation Agents.

        “Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as the same may be increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Nine Hundred Million and 00/100 Dollars ($900,000,000.00).

        “Agreed Currencies” means (i) Dollars, (ii) with respect to Swing Line Loans, (x) so long as each such currency remains an Eligible Currency, euro, Sterling and Canadian Dollars and (y) any other Eligible Currency which the Company requests the Administrative Agent to include as an Agreed Currency hereunder with respect to Swing Line Loans and which is acceptable to the Swing Line Lender and (iii) with respect to Revolving Loans and Letters of Credit, (x) so long as such currency remains an Eligible Currency, euro and (y) any other Eligible Currency which the Company requests the Administrative Agent to include as an Agreed Currency hereunder with respect to Revolving Loans and Letters of Credit and which is acceptable to all of the Lenders. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

        “Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

        “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States of America from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4; provided, however, that except as provided in Section 10.3, with respect to the calculation of the financial covenants set forth in Section 7.4 and any other financial tests set forth in this Agreement, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States of America as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4 hereof.

        “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

        “Applicable Eurocurrency Margin” means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of the Pricing Schedule hereto.

        “Applicable Facility Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

        “Applicable Floating Rate Margin” means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of the Pricing Schedule hereto.

        “Applicable L/C Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 3.8(A) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

        “Applicable Utilization Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(ii) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

        “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

        “Arranger” means each of J.P. Morgan Securities, Inc. and Citigroup Global Markets Inc. in its respective capacity as a joint lead arranger and joint book runner for the loan transaction evidenced by this Agreement.

        “Asset Sale” means, with respect to the Company or any of its Subsidiaries, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) to any Person other than (i) the sale or other transfer of any assets by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary, (ii) the sale of Receivables and Related Security in connection with a Permitted Receivables Financing or a Foreign Factoring Transaction, (iii) the sale of inventory in the ordinary course of business, (iv) the sale of Roll Coater, Inc., an Indiana corporation, and (v) the sale of any other asset identified on Schedule 1.1.1 as being for sale as of the Closing Date.

        “Assignment Agreement” means an assignment and assumption agreement entered into in connection with an assignment pursuant to Section 13.3 hereof in substantially the form of Exhibit D.

        “Assumption Letter” means a letter from a Wholly-Owned Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit J hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions of this Agreement as if originally a party hereto.

        “Authorized Officer” means any of the Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and Treasurer and any Assistant Treasurer of the Company, or any person designated by any such Person in writing to the Administrative Agent from time to time, acting singly.

        “Bank One” means Bank One, NA (Main Office Chicago), in its individual capacity, and its successors.

        “Bank Book” means the ArvinMeritor, Inc. $900,000,000 4-Year Revolving Credit Facility ConfidentialInformation
Memorandum dated May 2004.

        “Benefit Plan” means any Plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have liability.

        “Borrower” means each of (i) the Company and (ii) any Subsidiary Borrower, and “Borrowers” means, collectively, the Company and all Subsidiary Borrowers.

        “Borrowing Date” means a date on which an Advance or Swing Line Loan is made hereunder.

        “Borrowing/Election Notice” is defined in Section 2.7 hereof.

        “Business Day” means:

(a)	for the purpose of determining the Eurocurrency Base Rate, a day other than a Saturday or Sunday on which banks are open for the transaction of domestic and foreign exchange business in London, England;

(b)	for the purpose of any borrowing or payment of Loans denominated in Dollars or any other payment to be made in Dollars, a day other than a Saturday or Sunday on which banks are open for the transaction of domestic and foreign exchange business in Chicago, Illinois and New York, New York;

(c)	for the purpose of any borrowing or payment of Loans denominated in (A) euro, a day on which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of euro is open for business and (B) an Agreed Currency other than Dollars and euro, a day on which the applicable Eurocurrency Payment Office related to such currency is open for the transaction of domestic and foreign exchange business; and

(d)	for any other purpose, a day other than a Saturday or Sunday on which banks are generally open for the transaction of domestic and foreign exchange business in Chicago, Illinois, and New York, New York.

        “Canadian Dollars” means the lawful currency of Canada.

        “Capital Expenditures” means, for any period, the aggregate of all expenditures by the Company and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, Equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Company and its Subsidiaries (which shall include, without limitation, Capital Leases).

        “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion.

        “Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases that would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        “Cash Equivalent Investments” means (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and, at such date of acquisition, rated A-2 or better by S&P or P-2 or better by Moody’s; (iii) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) shares of money market, mutual or similar funds that (a) have assets in excess of $100,000,000, (b) invest primarily in assets of the type described in clauses (i)-(iii) above and (c) have an investment grade rating and (v) in the case of any Foreign Subsidiary (in addition to the items permitted by the foregoing clauses (i) through (iv)) any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency if available, (b) investments of the type and maturity described in clauses (ii), (iii) and (iv) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies if available, (c) time deposits with any Lender or any Affiliate of any Lender and (d) time deposits with any foreign bank not described in the foregoing clauses (b) or (c) in an aggregate amount not to exceed $10,000,000 in the aggregate for all Foreign Subsidiaries.

        “Change” is defined in Section 4.2 hereof.

        “Change in Control” means any event or series of events by which:

(i)	any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of thirty percent (30%) or more of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company;

(ii)	during any period of twelve (12) consecutive calendar months, the board of directors of the Company shall cease to have as a majority of its members individuals who either: (a) were directors of the Company on the first day of such period, or (b) were elected or nominated for election to the board of directors of the Company at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved; or

(iii)	the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other Property.

        “Closing Date” means July 6, 2004.

        “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        “Collateral Shortfall Amount” is defined in Section 9.1(A) hereof.

        “Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

        “Commitment and Acceptance” is defined in Section 2.22(C) hereof.

        “Commitment Increase Notice” is defined in Section 2.22(A) hereof.

        “Company” means ArvinMeritor Inc., an Indiana corporation, together with its successors and permitted assigns, including a debtor-in-possession on behalf of the Company.

        “Consolidated Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Agreement Accounting Principles.

        “Consolidated Operating Profit” means the operating profits of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Agreement Accounting Principles.

        “Consolidated Sales” means the total sales of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Agreement Accounting Principles.

        “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss and shall include, without limitation, the contingent liability of such first Person under any letter of credit for which such first Person is in any way liable, but shall exclude any contingent liability with respect to trade letters of credit used to finance inventory or equipment obtained in the ordinary course of business.

        “Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        “Credit Extension Date” means (i) the Borrowing Date of any Advance, (ii) the date of issuance, deemed issuance, extension or amendment of any Letter of Credit or (ii) the date of conversion or continuance of any Advance in accordance with Section 2.9.

        “Debt Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Total Indebtedness as of such date to (ii) EBITDA for the four consecutive fiscal quarters then ended on such date.

        “Default” means an event described in Section 8.1 hereof.

        “Designated Financial Officer” means, the chief financial officer, treasurer, assistant treasurer or controller of the Company.

        “Designated Lender” means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 13.1(B) hereof.

        “Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 13.1(B) hereof.

        “Designation Agreement” is defined in Section 13.1(B) hereof.

        “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

        “Documentation Agent” means each of ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC in its respective capacity as a documentation agent for itself and the Lenders.

        “Dollar” and “$” means the lawful currency of the United States of America.

        “Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

        “Domestic Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

        “Domestic Subsidiary Borrower” means a Subsidiary Borrower that is a Domestic Subsidiary.

        “Double Investment Grade Status” exists at any date if, on such date, (i) the Company’s S&P Rating is BBB- or better and (ii) the Company’s Moody’s Rating is Baa3 or better.

        “EBITDA” means for any period, the sum of (i) the consolidated net income (or loss) of the Company and its Subsidiaries for such period, plus (ii) to the extent deducted in determining net income, income taxes, depreciation and amortization expense and Interest Expense minus (plus) (iii) any extraordinary gains (losses) minus (plus) (iv) any special, non-recurring, non-cash gains (charges) such as those arising out of the ongoing restructuring or consolidation of the operations of the Company and its Subsidiaries, all as determined in accordance with Agreement Accounting Principles.

        “Effective Commitment Amount” is defined in Section 2.22(B) hereof.

        “Eligible Currency” means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

        “Eligible Designee” means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s.

        “Environmental Laws” means, with respect to any Person, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, applicable to such Person or its Property.

        “Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, any noncompliance with any Environmental Law, whether actual or threatened.

        “Equivalent Amount” of any currency at any date shall mean the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or an Affiliate of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or an Affiliate of the Administrative Agent may use any reasonable method it deems appropriate (after consultation with the Company) to determine such amount, and such determination shall be conclusive absent manifest error.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

        “euro” means the lawful currency of the member states of the European Union which adopted the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

        “Eurocurrency Base Rate” means, with respect to any Eurocurrency Rate Advance denominated in any Agreed Currency for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in such Agreed Currency appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in such Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in such Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One’s relevant Eurocurrency Rate Loan and having a maturity equal to such Interest Period, as adjusted for Reserves.

        “Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the “Eurocurrency Payment Office” for such Agreed Currency on Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the Company and each Lender as its Eurocurrency Payment Office.

        “Eurocurrency Rate” means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the Applicable Eurocurrency Margin then in effect.

        “Eurocurrency Rate Advance” means an Advance which bears interest at the Eurocurrency Rate.

        “Eurocurrency Rate Loan” means a Loan, or portion thereof, which bears interest at the Eurocurrency Rate.

        “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

        “Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) EBITDA for the four consecutive fiscal quarters then ended on such date minus Capital Expenditures for such four fiscal-quarter period to (ii) Interest Expense for such four fiscal-quarter period.

        “Floating Rate” means, for any day for any Advance, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus the Applicable Floating Rate Margin then in effect.

        “Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

        “Floating Rate Loan” means a Loan, or portion thereof, which bears interest at the Floating Rate.

        “Foreign Currency Sublimit” means $150,000,000.

        “Foreign Factoring Transaction” means any factoring transaction entered into by any Foreign Subsidiary with respect to Receivables originated by such Foreign Subsidiary in the ordinary course of business, which factoring transaction gives rise to Receivables Facility Attributed Indebtedness that is non-recourse to the Company and its Subsidiaries other than limited recourse customary for factoring transactions of the same kind.

        “Foreign Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which is (i) maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of the Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

        “Foreign Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located outside the United States of America.

        “Foreign Subsidiary Borrower” means a Subsidiary Borrower that is a Foreign Subsidiary.

        “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        “Governmental Acts” is defined in Section 3.10(A) hereof.

        “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

        “Guaranteed Hedging Agreement” means any agreement permitted under Section 7.3(M) hereof entered into by the Company and any Lender or any Affiliate of any Lender.

        “Guarantees” means, collectively, the Subsidiary Guaranty and any other guaranty executed by any Subsidiary Guarantor in favor of the Administrative Agent, on behalf of itself and Lenders, in respect of the Obligations, and “Guaranty” means each such agreement, individually.

        “Hedging Arrangements” means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions.

        “Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any Hedging Arrangements and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any Hedging Arrangements.

        “Holders of Obligations” means (i) the holders of the Obligations from time to time, including, without limitation, the Administrative Agent, each Arranger, the Lenders, the Issuing Bank, the Swing Line Bank, each of their respective Affiliates and any Indemnitee and including each Lender (or Affiliate thereof) in respect of all Hedging Obligations of the Company and its Subsidiaries owing to such Lender (or Affiliate) as exchange party or counterparty under any Guaranteed Hedging Agreements, and (ii) each such holder’s respective successors, transferees and assigns.

        “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations with respect to letters of credit, bankers acceptances, surety bonds and similar instruments, (vi) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vii) Capitalized Lease Obligations, (viii) Contingent Obligations with respect to the Indebtedness of other Persons (it being understood and agreed that, in calculating the amount of Indebtedness hereunder, the amount of any such Contingent Obligations shall only be included to the extent such Contingent Obligations do not cover obligations representing other Indebtedness already included in such calculation) to the extent (and only to the extent) that the other Indebtedness to which such Contingent Obligation relates is outstanding and then only as to principal or like amounts actually borrowed, due, payable or drawn, as the case may be, (ix) Receivables Facility Attributed Indebtedness, (x) Off-Balance Sheet Liabilities, (xi) Disqualified Stock, (xii) with respect to the Indebtedness of the Company, the Preferred Capital Securities, (xiii) Synthetic Lease Obligations and (xiv) any other obligation for borrowed money or other financial accommodation (other than any Hedging Obligation) which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

        “Indemnified Matters” is defined in Section 10.7(B) hereof.

        “Indemnitees” is defined in Section 10.7(B) hereof.

        “Initial Loan Parties” means the Company, the Initial Subsidiary Borrower and each Subsidiary Guarantor as of the Closing Date.

        “Initial Subsidiary Borrower” means ArvinMeritor Finance Ireland, a private unlimited liability company incorporated under the laws of Ireland, together with its permitted successors and assigns, including a debtor-in-possession (or entity of analogous status under applicable foreign law) on behalf of the Initial Subsidiary Borrower.

        “Intercompany Indebtedness” means, with respect to any Borrower or Subsidiary Guarantor, any and all claims of such Borrower or Subsidiary Guarantor against any other Borrower or Subsidiary Guarantor or any other endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, claims arising from liens or security interests upon property with respect to any such claim owing to such Borrower or Subsidiary Guarantor.

        “Interest Expense” means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period, net of any interest income received by the Company and its Subsidiaries during such period from Investments, but excluding, to the extent constituting interest expense, Receivables Facility Financing Costs for such period. As used in this definition, the term “interest” shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with Agreement Accounting Principles) and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.

        “Interest Period” means, with respect to any Eurocurrency Rate Advance:

(a)	initially, the period commencing on the Borrowing Date with respect to such Advance or the date of the conversion of such Advance, as the case may be, ending seven or fourteen days or one, two, three, or six months thereafter or such alternate period agreed to by the Lenders, as selected by the Company (on behalf of itself or any Subsidiary Borrower) in its Borrowing/Election Notice given with respect thereto; and

(b)	thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Eurocurrency Rate Advance and ending seven or fourteen days or one, two, three or six months thereafter or such alternate period agreed to by the Lenders, as selected by the Company (on behalf of itself or any Subsidiary Borrower) in its Borrowing/Election Notice given with respect thereto in accordance with Section 2.9;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Interest Period that is one, two, three or six months in length, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(ii)	any Interest Period applicable to a Eurocurrency Rate Advance that would otherwise extend beyond the Termination Date shall end on the Termination Date.

        “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; and any deposit accounts and certificate of deposits owned by such Person.

        “IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

        “Issuing Bank” means (i) Bank One in its separate capacity as an issuer of Letters of Credit pursuant to Section 3.1 or 3.2 hereunder with respect to each Letter of Credit issued or deemed issued by Bank One upon the Borrower’s request and (ii) any Lender (other than Bank One) reasonably acceptable to the Administrative Agent, in such Lender’s separate capacity as an issuer of Letters of Credit pursuant to Section 3.1 with respect to any and all Letters of Credit issued by such Lender in its sole discretion upon the Borrower’s request; provided, that, unless the Administrative Agent shall otherwise consent, there shall not at any time be more than three (3) Lenders constituting Issuing Banks hereunder. All references contained in this Agreement and the other Loan Documents to the “Issuing Bank” shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as issuers of any and all Letters of Credit issued by each such institution.

        “Joint Venture” means an association of economically independent business entities (the “Venturers”) for a common commercial purpose of defined scope and duration, by contract or through equity interests in a business entity, and by means of which the Venturers pool resources and share risks, rewards and control.

        “L/C Collateral Account” is defined in Section 3.11(A) hereof.

        “L/C Documents” is defined in Section 3.4(A) hereof.

        “L/C Draft” means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

        “L/C Interest” shall have the meaning ascribed to such term in Section 3.6 hereof.

        “L/C Obligations” means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit and (ii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time.

        “Lenders” means the lending institutions listed on the signature pages of this Agreement or parties to Assignment Agreements delivered pursuant to Section 13.3 hereof, including the Issuing Bank, the Swing Line Bank and each of their respective successors and assigns.

        “Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

        “Letter of Credit” means the commercial and standby letters of credit (i) to be issued by the Issuing Bank pursuant to Section 3.1 hereof or (ii) deemed issued by the Issuing Bank as a Transitional Letter of Credit pursuant to Section 3.2 hereof.

        “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease, Synthetic Lease or other title retention agreement).

        “Loan(s)” means, with respect to a Lender, such Lender’s portion of any Advance made pursuant to Section 2.1 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively, all Revolving Loans (whether made or continued as or converted to Floating Rate Loans or Eurocurrency Rate Loans) and Swing Line Loans.

        “Loan Account” is defined in Section 2.12(A) hereof.

        “Loan Documents” means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Guarantees, any Assumption Letter, any Commitment and Acceptance, any Assignment Agreement and all other documents, instruments, notes and agreements executed in connection therewith or pursuant thereto, as the same may be amended, restated or otherwise modified and in effect from time to time.

        “Margin Stock” shall have the meaning ascribed to such term in Regulation U.

        “Material Adverse Effect” means a material adverse effect on (i) business, condition (financial or otherwise), operations, performance or Properties of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Borrowers to pay the Obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents or the Lenders thereunder.

        “Material Domestic Subsidiary” means (a) each Domestic Subsidiary Borrower and (b) each other Domestic Subsidiary of the Company (i) the total assets of which (determined on a consolidated basis for such Subsidiary and its Subsidiaries) exceed five percent (5.0%) of the Company’s Consolidated Assets, (ii) the total sales of which for the most recently ended fiscal quarter (determined on a consolidated basis for such Subsidiary and its Subsidiaries) exceed five percent (5.0%) of the Company’s Consolidated Sales for the most recently ended fiscal quarter or (iii) the total operating profits of which for the most recently ended fiscal quarter (determined on a consolidated basis for such Subsidiary and its Subsidiaries) exceed five percent (5.0%) of the Company’s Consolidated Operating Profit for the most recently ended fiscal quarter; provided, that neither Maremont Corporation, a Delaware corporation, nor any SPV shall at any time constitute a Material Domestic Subsidiary.

        “Material Indebtedness” means Indebtedness in an outstanding principal Dollar Amount of $35,000,000 or more in the aggregate.

        “Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

        “Moody’s” means Moody’s Investors Service, Inc., together with its successors and assigns.

        “Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is contributed to by either the Company or any member of the Controlled Group.

        “Net Aggregate Credit Exposure” means, as of any date of determination, (i) the Dollar Amount of the Revolving Credit Obligations as of such date minus (ii) the Dollar Amount of funds on deposit in the L/C Collateral Account on such date.

        “Non-Guarantor Subsidiary” means each Subsidiary of the Company that is not a Subsidiary Guarantor.

        “Obligations” means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries (including, without limitation, any Subsidiary Borrower) to the Administrative Agent, any Lender, the Swing Line Bank, any Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, the Guarantees or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all Hedging Obligations owing under Guaranteed Hedging Agreements to any Lender or any Affiliate of any Lender, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed or allowable), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

        “Off-Balance Sheet Liabilities” of a Person means, without duplication, (i) any Receivables Facility Attributed Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries to the extent such Receivables Facility Attributed Indebtedness, obligation or liability does not appear on the consolidated balance sheet of such Person and its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or notes receivable or any other obligation of the Company or such transferor to purchasers/transferees of interests in Receivables or notes receivables or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (iii) any Synthetic Lease Obligations or (iv) any obligations arising with respect to any other transaction (other than any Operating Lease that does not constitute a Synthetic Lease) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

        “Operating Lease” of a Person means any lease of property by such Person as lessee that qualifies as an operating lease for financial reporting purposes under Agreement Accounting Principles.

        “Originators” means the Company and/or any of its Subsidiaries (other than any SPV) in their respective capacities as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Financing.

        “Other Taxes” is defined in Section 2.14(E)(ii) hereof.

        “Participants” is defined in Section 13.2(A) hereof.

        “Payment Date” means the last Business Day of each March, June, September and December and the Termination Date, commencing September 30, 2004.

        “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

        “Permitted Acquisition” is defined in Section 7.3(G) hereof.

        “Permitted Existing Non-Guarantor Subsidiary Indebtedness” means the Indebtedness of the Non-Guarantor Subsidiaries as of the Closing Date identified as such on Schedule 1.1.2 to this Agreement.

        “Permitted Receivables Financing” means any transaction or series of transactions (other than any Foreign Factoring Transaction) that may be entered into by the Company or any Subsidiary pursuant to which the Company and/or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to a newly-formed SPV, or any other Person, any Receivables and Related Security for the purpose of obtaining financing; provided, that (i) the Receivables Facility Attributed Indebtedness incurred in such transaction or series of transactions does not at any time exceed $350,000,000 in the aggregate with all other Receivables Facility Attributed Indebtedness of the Company and its Subsidiaries (other than any Receivables Facility Attributed Indebtedness arising in connection with a Foreign Factoring Transaction) and (ii) such Receivables Facility Attributed Indebtedness is non-recourse to the Company and its Subsidiaries (other than an SPV) other than limited recourse customary for receivables financings of the same kind.

        “Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Permitted Existing Non-Guarantor Subsidiary Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, event of default and remedies) that are materially less favorable to the relevant Non-Guarantor Subsidiary than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

        “Permitted Related Party Transactions” means (a) Permitted Receivables Financings, (b) transactions between one or more Wholly-Owned Subsidiaries of the Company; (c) transactions between the Company and one or more Wholly-Owned Subsidiaries of the Company; and (d) transactions between (i) any non-Wholly-Owned Subsidiary of the Company, any Affiliate of the Company (other than Wholly-Owned Subsidiaries) or any Joint Venture in which the Company or any of its Subsidiaries is a Venturer, on the one hand and (ii) the Company or any Wholly-Owned Subsidiary of the Company, on the other hand, where the net benefit derived from such transaction is derived by the Company or such Wholly-Owned Subsidiary as the transferee in such transaction.

        “Permitted Strategic Transactions” means one or more transactions: (a) entered into between (i) the Company or one of its Wholly-Owned Subsidiaries, on the one hand and (ii) any non-Wholly-Owned Subsidiary, Affiliate (other than Wholly-Owned Subsidiaries) or Joint Venture, on the other hand, (b) where the principal factor for the Company or the Wholly-Owned Subsidiary entering into such a transaction is to provide for a more tax-efficient structure or to accomplish strategic objectives and (c) where such transaction or transactions are not materially adverse to the interests of the Lenders in their capacities as Lenders under this Agreement.

        “Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

        “Plan” means an employee benefit plan defined in Section 3(3) of ERISA (other than a Foreign Plan) in respect of which the Company or any member of the Controlled Group is an “employer” as defined in Section 3(5) of ERISA.

        “Preferred Capital Securities” means the 9½% Mandatory Redeemable Preferred Capital Securities due 2027 issued by a wholly-owned finance subsidiary trust of the Company, as the terms of which may be amended, restated, supplemented or otherwise modified in accordance with the terms of Section 7.3(K) hereof.

        “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

        “Prior Credit Agreements” means, collectively, (i) that certain Amended and Restated 5-Year Revolving Credit Agreement, dated as of June 27, 2001, among the Company, certain Subsidiaries of the Company party thereto from time to time, the financial institutions party thereto, Bank One, as administrative agent, JPMorgan Chase Bank, as syndication agent, and Citicorp USA, Inc. and Bank of America, N.A., as co-documentation agents, and (ii) that certain Three-Year Revolving Credit Agreement, dated as of June 26, 2002, among the Company, the financial institutions party thereto, Bank One, as administrative agent, JPMorgan Chase Bank, as syndication agent, and Deutsche Bank Securities Inc., Citicorp USA, Inc. and UBS Warburg LLC, as co-documentation agents.

        “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        “Proposed Increase Lender” is defined in Section 2.22(B) hereof.

        “Proposed New Lender” is defined in Section 2.22(B) hereof.

        “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (x) such Lender’s Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (x) the sum of (A) the Dollar Amount of such Lender’s Revolving Loans plus (B) the Dollar Amount of such Lender’s share of the obligations to purchase participations in Swing Line Loans and Letters of Credit by (y) the Dollar Amount of the Revolving Credit Obligations.

        “Purchasers” is defined in Section 13.3(A) hereof.

        “Rate Option” means the Eurocurrency Rate or the Floating Rate, as applicable.

        “Receivable(s)” means and includes all of the Company’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company and its Subsidiaries to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

        “Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Financing.

        “Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under receivables purchase facilities or factoring transactions on any date of determination that would be characterized as principal if such facilities or transactions were structured as secured lending transactions rather than as purchases, whether such obligations constitute on-balance sheet Indebtedness or an Off-Balance Sheet Liability.

        “Receivables Facility Financing Costs” means (i) the interest expense payable by the Company and its Subsidiaries in accordance with Agreement Accounting Principles on any Receivables Facility Attributed Indebtedness constituting on-balance sheet Indebtedness or (ii) the discount or implied interest component of Receivables Facility Attributed Indebtedness retained by purchasers of Receivables and Related Security pursuant to a Permitted Receivables Financing.

        “Register” is defined in Section 13.3(D) hereof.

        “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

        “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

        “Reimbursement Obligation” is defined in Section 3.7 hereof.

        “Replacement Lender” is defined in Section 2.19 hereof.

        “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

        “Request for Letter of Credit” is defined in Section 3.4(A) hereof.

        “Required Lenders” means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than fifty-one percent (51%); provided, however, that if (x) the Revolving Loan Commitments have not been terminated pursuant to the terms of this Agreement and (y) any Lender shall have failed to fund its Pro Rata Share of any Revolving Loan such Lender is obligated to fund under the terms of this Agreement and such failure has not been cured, then, for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of a Revolving Loan has not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders.

        “Reserves” shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to “Eurocurrency liabilities” or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

        “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Company now or hereafter outstanding, except a dividend payable solely in the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other equity interests of the Company (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any subordinated Indebtedness (including, without limitation, the Preferred Capital Securities) or any Disqualified Stock and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any equity interests of the Company, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

        “Revolving Credit Availability” means, at any particular time, the amount by which (i) the Aggregate Revolving Loan Commitment at such time exceeds (ii) the Dollar Amount of the Revolving Credit Obligations outstanding at such time.

        “Revolving Credit Obligations” means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal Dollar Amount of the Swing Line Loans at such time, plus (iii) the Dollar Amount of outstanding L/C Obligations at such time.

        “Revolving Loan” is defined in Section 2.1(A) hereof.

        “Revolving Loan Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans in an aggregate amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Revolving Loan Commitment” or the signature page of the Assignment Agreement by which it became a Lender, as such amount may be increased or decreased from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

        “Revolving Loan Termination Date” means July 6, 2008.

        “Risk-Based Capital Guidelines” is defined in Section 4.2.

        “S&P” means Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies, together with its successors and assigns.

        “S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Securities Act” means the Securities Act of 1933, as amended from time to time.

        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

        “Senior Note Indenture” means each of (i) the 1990 Senior Note Indenture and (ii) the 1998 Senior Note Indenture, and “Senior Note Indentures” means, collectively, the 1990 Senior Note Indenture and the 1998 Senior Note Indenture.

        “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 of the Security Exchange Commission’s Regulation S-X, as amended and in effect from time to time.

        “Single Investment Grade Status” exists at any date if, on such date, (i) the Company’s S&P Rating is BBB- or better or (ii) the Company’s Moody’s Rating is Baa3 or better.

        “Solvent” means, with respect to any Person (individually or together with its Subsidiaries (taken as a whole)) on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person (determined on a going concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

        “Special Foreign Subsidiary Borrower” means, at any time, any Foreign Subsidiary Borrower (a) that (i) is classified other than as a corporation for United States federal income tax purposes and (ii) whose assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers would not be unlawful under applicable law or have material adverse tax consequences under applicable foreign law, or (b) whose assumption of joint and several liability hereunder for the Obligations of the Company or any Domestic Subsidiary Borrowers would not (i) give rise to adverse United States federal income tax consequences as a result of Section 956(d) of the Code (or any successor provision) or (ii) be unlawful under applicable law or have material adverse tax consequences under applicable foreign law; provided, however, that in the event that a Foreign Subsidiary Borrower satisfies the requirements of clause (a)(i) or (b)(i) and such Foreign Subsidiary Borrower’s assumption of joint and several liability for the Obligations would not be considered unlawful under applicable law or the tax consequences would not be materially adverse under applicable foreign law if the obligations of such Foreign Subsidiary Borrower were limited to an absolute Dollar Amount (pursuant to a formula or otherwise), such Foreign Subsidiary Borrower shall be treated as a Special Foreign Subsidiary Borrower, subject to any such limitations.

        “SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

        “Sterling” means the lawful currency of the United Kingdom.

        “Subsidiary” of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company and shall include, without limitation, each Subsidiary Borrower and each Subsidiary Guarantor.

        “Subsidiary Borrower” means the Initial Subsidiary Borrower or any other Wholly-Owned Subsidiary of the Company, whether now existing or hereafter formed, that becomes a party hereto pursuant to an Assumption Letter with the consent of the Administrative Agent and subject to the satisfaction of such other conditions set forth in Sections 2.23 and 5.3 of this Agreement, together with its respective successors and assigns, including a debtor-in-possession (or entity of analogous status under applicable foreign law) on behalf of any such Subsidiary.

        “Subsidiary Guarantors” means (i) all of the Company’s Material Domestic Subsidiaries as of the Closing Date, (ii) all new Material Domestic Subsidiaries which become Subsidiary Guarantors in accordance with Section 7.2(K)(i) hereof and (iii) all additional Subsidiaries of the Company which become Subsidiary Guarantors in accordance with Section 7.2(K)(ii) hereof, in each case, together with their respective successors and assigns (including a debtor-in-possession (or entity of analogous status under applicable foreign law) on behalf of any such Subsidiary), unless and until such Subsidiary has been released from its respective Guaranty in accordance with the terms of this Agreement.

        “Subsidiary Guaranty” means that certain Guaranty, dated as of the Closing Date, in form and substance substantially similar to Exhibit H hereto, executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the itself and the other Holders of Obligations, unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Borrowers arising under or in connection with the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time (including to add additional Subsidiary Guarantors).

        “SunTrust Synthetic Lease” shall mean the Synthetic Lease governed by and subject to the SunTrust Synthetic Lease Documents.

        “SunTrust Synthetic Lease Creditors” has the meaning given to that term in the definition of SunTrust Synthetic Lease Documents below.

        “SunTrust Synthetic Lease Documents” shall mean (i) that certain Master Agreement, dated as of December 17, 2001, by and among the Company, certain Subsidiaries of the Company that are or may hereafter become parties thereto as lessees, Atlantic Financial Group, Ltd., as the lessor thereunder (the “Lease Lessor”), certain financial institutions from time to time parties thereto as lenders (the “Lease Lenders”), and SunTrust Bank, as agent for such lenders (the “Lease Agent”; the Lease Lessor, Lease Lenders and Lease Agent being referred to collectively herein as the “SunTrust Synthetic Lease Creditors”), and (ii) any other instruments, documents or agreements executed in connection therewith, in each case, as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

        “Swing Line Bank” means Bank One or any other successor Swing Line Bank pursuant to the terms hereof.

        “Swing Line Commitment” means the obligation of the Swing Line Bank to make Swing Line Loans to the Company up to a maximum principal Dollar Amount of $100,000,000 at any one time outstanding.

        “Swing Line Loan” is defined in Section 2.2(A) hereof.

        “Swing Line Repayment Date” is defined in Section 2.2(D) hereof.

        “Syndication Agent” means each of JPMorgan Chase Bank and Citicorp North America, Inc. in its respective capacity as a syndication agent for itself and the Lenders.

        “Synthetic Lease” means a financing structure that qualifies as an operating lease for financial reporting purposes under Agreement Accounting Principles, but is considered a loan for tax purposes.

        “Synthetic Lease Obligations” means any liabilities under any Synthetic Lease.

        “Taxes” is defined in Section 2.14(E)(i) hereof.

        “Termination Date” means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.5 or 9.1 hereof.

        “Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate or appoint a Trustee to administer a Benefit Plan or Foreign Pension Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan or (vii) the termination or reorganization of a Multiemployer Plan.

        “Total Indebtedness” means, as of the end of any fiscal quarter of the Company, (i) all Indebtedness of the Company and its Subsidiaries as at such date, but excluding (x) Indebtedness in respect of the Preferred Capital Securities, (y) up to $75,000,000 of Receivables Facility Attributable Indebtedness arising in connection with Foreign Factoring Transactions and (z) up to $250,000,000 of Receivables Facility Attributable Indebtedness arising in connection with Permitted Receivables Financings minus (ii) the amount identified on the Company’s consolidated balance sheet as “cash and cash equivalents” as of the last day of such fiscal quarter, but solely to the extent that:

(i)	such cash and cash equivalents exceed $50,000,000 but are less than $150,000,000; and

(ii)	such cash and cash equivalents are not subject to a Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person (other than the Administrative Agent, for the benefit of itself and the other Holders of Obligations).

        “Transferee” is defined in Section 13.4 hereof.

        “Transitional Letters of Credit” is defined in Section 3.2 hereof.

        “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Rate Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

        “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Benefit Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

        “Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

        “Venturer” has the meaning given that term in the definition of Joint Venture above.

        “Weighted Average Life to Maturity” means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

1.2.	References. Any references to Subsidiaries of the Company set forth herein with respect to representations and warranties which deal with historical matters shall be deemed to include the Company and its Subsidiaries and shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

1.3.	Company Acting on Behalf of Itself and Subsidiary Borrowers. Whether or not expressly provided herein, each notice or certificate delivered hereunder or in connection herewith or the other Loan Documents by or to the Company (in its capacity as a Borrower) or an officer thereof, and each notice or consent requested by or from the Company (in its capacity as a Borrower) or an officer thereof, shall be so delivered or given to, by or on behalf of the Company for the benefit of itself and the Subsidiary Borrowers. In furtherance and without limitation of the foregoing, the Company is hereby authorized and given a power of attorney by and on behalf of each of the Subsidiary Borrowers to perform and accept any and all such actions on its behalf under this Agreement and the other Loan Documents.

1.4.	Joint and Several Liability for Obligations of the Company and Domestic Subsidiary Borrowers; Joint and Several Liability for Obligations of the Foreign Subsidiary Borrowers; No Liability of Foreign Subsidiary Borrowers for Obligations of the Company or the Domestic Subsidiary Borrowers

(A)	Joint and Several Liability for Obligations of the Company and Domestic Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein, each of the Company and each Domestic Subsidiary Borrower jointly and severally hereby irrevocably and unconditionally retains and accepts, not merely as a surety but also as a co-debtor, joint and several liability with one another with respect to the payment and performance of all of the Obligations of or attributable to such Borrowers arising hereunder or under the other Loan Documents, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Company and the Domestic Subsidiary Borrowers without preferences or distinction among them. Each provision hereunder or in the Loan Documents relating to the obligations or liabilities of the Company or any Domestic Subsidiary Borrower shall be deemed to include a reference to all such Borrowers, as joint and several obligors for such obligations and liabilities, whether or not a specific reference to any other Borrower is included therein.

(B)	Joint and Several Liability for Obligations of the Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein, each of the Company and each Domestic Subsidiary Borrower jointly and severally hereby irrevocably and unconditionally retains and accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Foreign Subsidiary Borrowers (and the Foreign Subsidiary Borrowers retain and accept such joint and several liability with one another) with respect to the payment and performance of all of the Obligations of or attributable to the Foreign Subsidiary Borrowers arising hereunder or under the other Loan Documents, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Company, each Domestic Subsidiary Borrower and each Foreign Subsidiary Borrower without preferences or distinction among them. Each provision hereunder or in the Loan Documents relating to the obligations or liabilities of any Foreign Subsidiary Borrower shall be deemed to include a reference to the Company, the Domestic Subsidiary Borrowers and any other Foreign Subsidiary Borrower, as a joint and several obligor for such obligations and liabilities, whether or not a specific reference to the Company, any Domestic Subsidiary Borrower or any other Foreign Subsidiary Borrower is included therein.

(C)	No Liability of Foreign Subsidiary Borrowers for Obligations of the Company or the Domestic Subsidiary Borrowers. Notwithstanding anything to the contrary contained herein and notwithstanding that the Company and the Domestic Subsidiary Borrowers shall be liable for all of the Loans and other Obligations of all Borrowers hereunder, no Foreign Subsidiary Borrower shall be liable for the Loans made to or any other Obligations incurred solely by or on behalf of the Company or any Domestic Subsidiary Borrower; provided, however, that at any time that, and for so long as, any Foreign Subsidiary Borrower is a Special Foreign Subsidiary Borrower, this clause (C) shall not apply to such Special Foreign Subsidiary Borrower and such Special Foreign Subsidiary Borrower shall be treated as a Domestic Subsidiary Borrower for the purposes of the remaining provisions of this Section 1.4.

ARTICLE II: REVOLVING LOAN FACILITIES

2.1.	Revolving Loans.

(A)	Revolving Loan Commitment. Upon the satisfaction of the applicable conditions precedent set forth in Sections 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in any Agreed Currency, in a Dollar Amount not to exceed such Lender’s Pro Rata Share of Revolving Credit Availability at such time (each individually, a “Revolving Loan” and, collectively, the “Revolving Loans”); provided, however, that (i) at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment and (ii) at no time shall the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars exceed the Foreign Currency Sublimit. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made pursuant to this Section 2.1 shall be, at the option of the Borrowers, selected in accordance with Section 2.7, either Floating Rate Advances in Dollars or Eurocurrency Rate Advances in any Agreed Currency; provided, however, that (i) no Eurocurrency Rate Advances in Dollars shall be made pursuant to this Section 2.1 on or prior to the third (3rd) Business Day after the Closing Date and (ii) no Eurocurrency Rate Advances in Agreed Currencies other than Dollars shall be made pursuant to this Section 2.1 on or prior to the fourth (4th) Business Day after the Closing Date; provided, further, however, that if the Company (on behalf of itself or the Initial Subsidiary Borrower) delivers a Borrowing/Election Notice, signed by it, together with appropriate documentation in form and substance satisfactory to the Administrative Agent indemnifying the Lenders for the amounts described in Section 4.4 on or before the third (3rd) Business Day prior to the Closing Date, the Revolving Loans made on the Closing Date or any date thereafter may be Eurocurrency Rate Advances in Dollars. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.1(A) shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender’s respective Pro Rata Share.

(B)	Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7, in order to request an Advance.

(C)	Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender in writing (including electronic transmission, facsimile transmission or similar writing) of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s office in Chicago, Illinois or the applicable Eurocurrency Payment Office on the applicable Borrowing Date and shall disburse such proceeds in accordance with the disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

2.2.	Swing Line Loans.

(A)	Amount of Swing Line Loans. Upon the satisfaction of the applicable conditions precedent set forth in Section 5.1, 5.2 and 5.3, from and including the Closing Date and prior to the Termination Date and in the sole discretion of the Swing Line Bank, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrowers from time to time, in any Agreed Currency, in an aggregate Dollar Amount not to exceed the Swing Line Commitment (each, individually, a “Swing Line Loan” and collectively, the “Swing Line Loans”); provided, however, that (i) at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment and (ii) at no time shall the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars exceed the Foreign Currency Sublimit. The Swing Line Loans (if any) made on the Closing Date shall be in Dollars. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

(B)	Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 12:00 noon (Chicago time) (x) on the Borrowing Date of each Swing Line Loan to be made in Dollars and (y) one (1) Business Day prior to the Borrowing Date of each Swing Line Loan to be made in an Agreed Currency other than Dollars, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the Agreed Currency applicable thereto and (iii) the aggregate amount of the requested Swing Line Loan, which shall be an amount not less than $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) and increments of $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) in excess thereof (or such other increment to which the Company and the Swing Line Bank may agree with respect to any Swing Line Loan).

(C)	Making of Swing Line Loans. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Borrower on the Borrowing Date at the Administrative Agent’s aforesaid applicable address.

(D)	Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the tenth (10th) Business Day after the Borrowing Date for such Swing Line Loan (in any case, the “Swing Line Repayment Date”). The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) and increments of $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) in excess thereof (or such other increment to which the Company and the Swing Line Bank may agree with respect to any such payment), any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan or (ii) shall on the applicable Swing Line Repayment Date require each Lender (including the Swing Line Bank) to make a Revolving Loan for the purpose of repaying such Swing Line Loan, which Revolving Loan shall be (i) with respect to any Swing Line Loan denominated in a currency that is an Agreed Currency with respect to Revolving Loans, in such currency in an amount equal to such Lender’s Pro Rata Share of such Swing Line Loan or (ii) with respect to any Swing Line Loan denominated in a currency that is not an Agreed Currency with respect to Swing Line Loans, in Dollars in an amount equal to such Lender’s Pro Rata Share of the Dollar Amount of such Swing Line Loan. No later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available to the Administrative Agent in Chicago, Illinois at its address specified pursuant to Article XIV or at the applicable Eurocurrency Payment Office. Revolving Loans made pursuant to this Section 2.2(D), if made in Dollars, shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II and in the definition of Interest Period. Revolving Loans made pursuant to this Section 2.2(D), if made in an Agreed Currency other than Dollars, shall initially be Eurocurrency Rate Loans having an Interest Period selected by the Administrative Agent and thereafter shall be subject to Section 2.9 and the other conditions and limitations therein set forth and set forth in this Article II and in the definition of Interest Period. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 or 5.3 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make available to the Administrative Agent any Revolving Loan required to be made pursuant to this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount and Agreed Currency of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

2.3.	Rate Options for all Advances; Maximum Interest Periods. The Swing Line Loans shall be Floating Rate Advances (if denominated in Dollars) or shall bear interest at such other rate as may be agreed to between the Company (on behalf of itself or any Subsidiary Borrower) and the Swing Line Bank at the time of the making of any such Swing Line Loan. The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company (on behalf of itself or any Subsidiary Borrower) in accordance with Sections 2.7 and 2.9. The Company may select, in accordance with Sections 2.7 and 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided, that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time; provided, further, that all Floating Rate Advances hereunder shall be denominated in Dollars.

2.4.	Optional Payments; Mandatory Prepayments.

(A)	Optional Payments. The Borrowers may from time to time and at any time, upon notice to the Administrative Agent, repay or prepay, without penalty or premium, all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum amount of $5,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) and in integral multiples of $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) in excess thereof; provided, that no Borrower may so prepay Eurocurrency Rate Advances unless it shall have provided at least three (3) Business Days’ prior written notice to the Administrative Agent of such prepayment if the Advance subject to such prepayment is denominated in Dollars and four (4) Business Days’ prior written notice to the Administrative Agent if the Advance subject to such prepayment is denominated in an Agreed Currency other than Dollars.

(B)	Mandatory Prepayments of Revolving Loans and Related Mandatory Reduction of Commitments.

(i)	If at any time and for any reason (other than fluctuations in currency exchange rates) the Net Aggregate Credit Exposure is greater than the Aggregate Revolving Loan Commitment, the Borrowers shall immediately prepay Loans (or, to the extent such excess is greater than the aggregate outstanding principal balance of the Loans, pay immediately available funds to the Administrative Agent, which funds shall be held in the L/C Collateral Account) in an aggregate amount equal to such excess.

(ii)	The Administrative Agent shall determine the Net Aggregate Credit Exposure as of the end of each Interest Period related to any Eurocurrency Rate Advance and at any other time as the Administrative Agent shall determine in its discretion. If as of the date of any such determination, solely as a result of fluctuations in currency exchange rates:

(a)	the Net Aggregate Credit Exposure exceeds one hundred five percent (105%) of the Aggregate Revolving Loan Commitment, the Borrowers for the ratable benefit of the Lenders shall immediately prepay Loans (or, to the extent such excess is greater than the aggregate outstanding principal balance of the Loans, pay immediately available funds to the Administrative Agent, which funds shall be held in the L/C Collateral Account) in an aggregate amount such that after giving effect thereto the Net Aggregate Credit Exposure is less than or equal to the Aggregate Revolving Loan Commitment; or

(b)	the portion of the Net Aggregate Credit Exposure denominated in Agreed Currencies other than Dollars exceeds one hundred five percent (105%) of the Foreign Currency Sublimit, the Borrowers for the ratable benefit of the Lenders shall immediately prepay Loans (or, to the extent such excess is greater than the aggregate outstanding principal balance of the Loans, pay immediately available funds to the Administrative Agent, which funds shall be held in the L/C Collateral Account) in an aggregate amount such that after giving effect thereto the portion of the Net Aggregate Credit Exposure denominated in Agreed Currencies other than Dollars is less than or equal to the Foreign Currency Sublimit.

(iii)	If as of the date of any determination of the Net Aggregate Credit Exposure by the Administrative Agent pursuant to clause (ii) above or Section 9.1(C) (x) no Default or Unmatured Default has occurred and is continuing, (y) the Aggregate Revolving Loan Commitment exceeds the Net Aggregate Credit Exposure and (z) the amount of funds on deposit in the L/C Collateral Account is greater than zero, then the Administrative Agent shall release and disburse to the Company from the L/C Collateral Account funds in a Dollar Amount equal to the lesser of the excess described in the foregoing clause (y) and the Dollar Amount of funds on deposit in the L/C Collateral Account; provided, that, after giving effect to any such release and disbursement, the portion of the Net Aggregate Credit Exposure denominated in Agreed Currencies other than Dollars shall not exceed the Foreign Currency Sublimit.

(iv)	All of the mandatory prepayments made hereunder shall be applied first to Floating Rate Advances and to any Eurocurrency Rate Advances maturing on such date and then to subsequently maturing Eurocurrency Rate Advances in order of maturity, subject to Section 4.4 hereof.

2.5.	Voluntary Reduction of Commitments. The Company (on behalf of itself and the Subsidiary Borrowers) may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 with respect thereto and integral multiples of $2,500,000 in excess of that amount with respect thereto (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Dollar Amount of the Revolving Credit Obligations. All accrued facility fees and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

2.6.	Method of Borrowing. On each Borrowing Date, each Lender shall make available its Revolving Loan (i) if such Loan is denominated in Dollars, not later than 12:00 noon (Chicago time) in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIV and (ii) if such Loan is denominated in an Agreed Currency other than Dollars, not later than 1:00 p.m. (local time in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency), in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent’s Eurocurrency Payment Office for such currency. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid applicable address.

2.7.	Method of Selecting Types, Currency and Interest Periods for New Advances. The Company (on behalf of itself or any applicable Subsidiary Borrower) shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto, for each Advance to be made pursuant to Section 2.1(A). The Company shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a “Borrowing/Election Notice”) not later than 11:00 a.m. (Chicago time) (a) on the proposed Borrowing Date of each Floating Rate Advance, (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars, and (c) four (4) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in an Agreed Currency other than Dollars, specifying: (w) the Borrowing Date (which shall be a Business Day) of such Advance; (x) the aggregate amount of such Advance; (y) the Type of Advance selected; and (z) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto; provided, however, that with respect to any borrowing in Dollars on or prior to the third (3rd) Business Day following the Closing Date, such notice may be delivered in accordance with the terms of Section 2.1(A), which notice shall be accompanied by the documentation specified in such Section, if applicable. All Obligations other than Eurocurrency Rate Advances shall bear interest from and including the date of the making of such Advance or Swing Line Loan, in the case of Advances and Swing Line Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate determined as applicable to such Eurocurrency Rate Advance in accordance with the terms hereof.

2.8.	Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in a minimum amount of $5,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) and in multiples of $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars) if in excess thereof; provided, however, that any Floating Rate Advance may be in the Dollar Amount of the unused Aggregate Revolving Loan Commitment.

2.9.	Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Outstanding Advances.

(A)	Right to Convert. The Company (on behalf of itself or any Subsidiary Borrower) may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of an Advance of any Type into any other Type or Types of Advance; provided, that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

(B)	Automatic Conversion and Continuation. Each Floating Rate Advance shall continue as a Floating Rate Advance unless and until such Floating Rate Advance is converted into a Eurocurrency Rate Advance. Each Eurocurrency Rate Advance in Dollars shall continue as a Eurocurrency Rate Advance in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Advance continue as a Eurocurrency Rate Advance in Dollars. Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.9, each Eurocurrency Rate Advance in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Rate Advance in such Agreed Currency with an Interest Period of one (1) month.

(C)	No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or 2.9(B), no Advance may be converted into or continued as a Eurocurrency Rate Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

(D)	Borrowing/Election Notice. The Company (on behalf of itself or any Subsidiary Borrower) shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Advance into a Eurocurrency Rate Advance or continuation of a Eurocurrency Rate Advance not later than 11:00 a.m. (Chicago time) (x) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Advance to be converted or continued as a Eurocurrency Rate Advance in Dollars, and (y) four (4) Business Days prior to the date of the requested conversion or continuation with respect to any Advance to be converted or continued as a Eurocurrency Rate Advance in an Agreed Currency other than Dollars, specifying: (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Advance to be converted or continued; and (iii) the amount of Eurocurrency Rate Advance(s) into which such Advance is to be converted or continued and the Agreed Currency and Interest Period applicable thereto.

(E)	Limitations on Conversion. Notwithstanding anything herein to the contrary, at the election of the Company under this Section 2.9, Eurocurrency Rate Advances in an Agreed Currency may be converted and/or continued as Eurocurrency Rate Advances only in the same Agreed Currency.

2.10.	Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations shall be equal to the then applicable rate plus two percent (2.0%) per annum, and the fee described in Section 3.8(A) shall be equal to the then Applicable L/C Fee Percentage plus two percent (2.0%) per annum.

2.11.	Method of Payment.

(A)	All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent’s address specified pursuant to Article XIV with respect to Advances or other Obligations denominated in Dollars and (ii) at the applicable Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV, at the applicable Eurocurrency Payment Office or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each of the Company and the Domestic Subsidiary Borrowers authorizes the Administrative Agent to charge the accounts of such Borrower maintained with Bank One for each payment of principal, interest, fees, commissions, L/C Obligations or any other Obligations as it becomes due hereunder. In addition, each Foreign Subsidiary Borrower authorizes the Administrative Agent to charge any account of such Foreign Subsidiary Borrower maintained with Bank One for each payment of principal, interest, fees, commissions, L/C Obligations or any other Obligations as it becomes due hereunder (it being understood and agreed that no account of any Foreign Subsidiary Borrower shall be charged for any amount owing in respect of Obligations incurred solely by or on behalf of the Company or any Domestic Subsidiary Borrower unless such Foreign Subsidiary Borrower shall be jointly and severally liable for the Obligations of all Borrowers at such time pursuant to Section 1.4). Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to the Issuing Bank, in the case of payments required to be made by the Company to the Issuing Bank pursuant to Article III.

(B)	Notwithstanding the foregoing provisions of this Section 2.11, if, after the making of any Advance in any Agreed Currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency, with the result that different types of such Agreed Currency (the “New Currency”) are introduced and the type of currency in which the Advance was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent in such amount and such type of the New Currency or Dollars as shall be the Equivalent Amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.12.	Evidence of Debt.

(A)	Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(B)	Register. The Register maintained by the Administrative Agent pursuant to Section 13.3(D) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(C)	Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, unless the Company (on behalf of itself or any Subsidiary Borrower) objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the Company’s receipt of such information; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(D)	Notes Upon Request. Any Lender may request that the Loans made by it each be evidenced by a promissory note in substantially the form of Exhibit I to evidence such Lender’s Loans. In such event, each Borrower shall prepare, execute and deliver to such Lender such a promissory note for such Loans payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by one or more promissory notes in such form, payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

2.13.	Telephonic Notices. Each Borrower authorizes the Lenders and the Administrative Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company (on behalf of itself or any Subsidiary Borrower) agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the Company upon the Company’s request therefor.

2.14.	Promise to Pay; Interest Payment Dates; Fees; Interest and Fee Basis; Taxes.

(A)	Promise to Pay. Without limiting the provisions of Section 1.4 hereof, each Borrower unconditionally promises to pay when due the principal amount of each Loan incurred by it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

(B)	Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Eurocurrency Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligations, (ii) upon repayment thereof in full or in part and (iii) if not theretofore paid in full, at the time such Obligations become due and payable (whether by acceleration or otherwise).

(C)	Fees.

(i)	Facility Fee. The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a facility fee accruing at a rate per annum equal to the then Applicable Facility Fee Percentage on the amount of the Aggregate Revolving Loan Commitment (whether used or unused). All such facility fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2004), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

(ii)	Utilization Fee. If on any day during any fiscal quarter, the amount of the Revolving Credit Obligations exceeds fifty percent (50%) of the Aggregate Revolving Loan Commitment at such time, the Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a utilization fee accruing at a rate per annum equal to the then Applicable Utilization Fee Percentage on the Revolving Credit Obligations for such day. All such utilization fees payable under this clause (C)(ii) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2004), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

(iii)	Fee Letters. The Company agrees to pay to the Administrative Agent, the Syndication Agents and/or the Arrangers, as the case may be, the fees set forth in the (x) letter agreement among the Administrative Agent, the Syndication Agents, the Arrangers and the Company dated May 10, 2004, and (y) the letter agreement between the Administrative Agent and the Company dated May 10, 2004, in each case, payable at the times and in the amounts set forth therein.

(D)	Interest and Fee Basis; Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage, Applicable Facility Fee Percentage and Applicable Utilization Fee Percentage.

(i)	Interest on all Eurocurrency Rate Advances and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365- or, when appropriate, 366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

(ii)	The Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage, Applicable Facility Fee Percentage and Applicable Utilization Fee Percentage shall be determined on the basis of the then applicable Moody’s Rating and S&P Rating, as described in the Pricing Schedule hereto.

(E)	Taxes.

(i)	Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender’s or the Administrative Agent’s, as the case may be, net income or similar taxes imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is incorporated or organized, maintains its principal office or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender, any Lending Installation or the Administrative Agent, (a) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) such Lender, such Lending Installation or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) the applicable Borrower shall make such deductions or withholdings, and (c) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable (x) after the date of this Agreement, to such payments by the Borrowers made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (y) after such Lender’s selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrowers’ liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans or the obligations under the Revolving Loan Commitments of such Lender.

(ii)	In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as “Other Taxes”).

(iii)	Each Borrower hereby agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the Company and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

(iv)	With respect to any deduction or withholding for or on account of any Taxes or Other Taxes pursuant to this Section 2.14(E), and to confirm that all Taxes or Other Taxes required to be paid pursuant to this Section 2.14(E) have been paid to the appropriate Governmental Authorities, the Company (on behalf of itself or any Subsidiary Borrower) shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof and such further certificates, receipts and other documents as may be required (in the judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

(v)	Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14(E) shall survive the payment in full of all Obligations hereunder, the termination of the Letters of Credit and the termination of this Agreement.

(vi)	Each Lender (including any Replacement Lender, Designated Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (A) two (2) duly completed copies of either IRS Form W-8BEN, or IRS Form W-8ECI, or in either case, an applicable successor form; or (B) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(A), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form, in each case, certifying that such Lender is exempt from United States withholding tax and is entitled to receive payments under this Agreement without deduction for withholding of any United States federal taxes. Each Lender (other than a Non-U.S. Lender) shall, on or before the date on which it becomes a party to this Agreement, deliver to each of the Company and the Administrative Agent two duly completed copies of United States IRS Form W-9 (or any successor form) establishing that such Lender is a U.S. person (within the meaning of Section 7701(A)(30) of the Code) and is not subject to backup withholding. Each Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this Section 2.14(E)(vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by the Company or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.14(E), the Borrowers shall not be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Lender pursuant to Section 2.14(E)(i), and to indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date such Lender became a party hereto, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender’s Lending Installation was made at the request of any Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify any such Lender pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of any Borrower.

(vii)	Upon the request, and at the expense of, the Borrowers, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E) shall reasonably afford the Company (on behalf of itself or any Subsidiary Borrower) the opportunity to contest, and shall reasonably cooperate with the Company in contesting, the imposition of any Tax giving rise to such payment; provided, that (a) such Lender shall not be required to afford the Company the opportunity to so contest unless the Company shall have confirmed in writing to such Lender its obligation (or the obligation of any Subsidiary Borrower) to pay such amounts pursuant to this Agreement; and (b) the Borrowers shall reimburse such Lender for its attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Company in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford the Company the opportunity to contest, or cooperate with the Company in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

2.15.	Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Commitment Increase Notice, Borrowing/Election Notice (other than in respect of a Swing Line Loan) and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Floating Rate Loan and Eurocurrency Rate Loan and the Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.16.	Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

2.17.	Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

2.18.	Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all of the Revolving Loan Commitments shall have been terminated in accordance with the terms of this Agreement and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized or otherwise supported in an amount and in a manner satisfactory to the Administrative Agent and the Issuing Bank, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

2.19.	Replacement of Certain Lenders. In the event a Lender (an “Affected Lender”) shall have: (a) failed to fund its Pro Rata Share of any Advance requested by a Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.2(D), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (b) requested compensation from the Borrowers under Sections 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders or (c) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders, then, in any such case, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign, pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose (a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 13.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Company, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more Assignment Agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (b) or clause (c) of this Section 2.19; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 2.20, 2.21(B), 3.10, 4.1, 4.2, 4.4 and 10.7 (and each other provision of this Agreement or the other Loan Documents whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify the Lenders), as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8 for such amounts, obligations and liabilities as are due and payable up to and including (but not after) the date such Affected Lender is replaced pursuant hereto.

2.20.	Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower or a Lender, the Swing Line Bank or the Issuing Bank hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in such other currency by the party to whom such sum is owed, such party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due in the specified currency, each party hereto obligated to pay any such sum shall, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, indemnify the party to whom such sum is owed against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due in the specified currency (and in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2), the party to whom such sum was owed shall remit such excess to the paying party.

2.21.	Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

(A)	Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans comprising such Advance to be denominated in such Agreed Currency, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, and such Eurocurrency Rate Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing/Election Notice, as Floating Rate Loans, unless the Company notifies the Administrative Agent at least one (1) Business Day before such date that it elects not to borrow on such date.

(B)	Calculation of Amounts. Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent the Borrowers shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, in connection with Obligations payable by the Borrowers, the full risk of currency fluctuations shall be borne by the Borrowers and each Borrower agrees to indemnify and hold harmless the Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in any Agreed Currency other than Dollars that is not repaid to the Lenders on the date of such borrowing.

2.22.	Increase of Aggregate Revolving Loan Commitment.

(A)	At any time, the Company may arrange (in consultation with the Administrative Agent) for the Aggregate Revolving Loan Commitment to be increased by an aggregate amount of up to $100,000,000 without the prior written consent of all of the Lenders; provided, that the Aggregate Revolving Loan Commitment shall at no time exceed $1,000,000,000. The Company shall provide notice of such proposed increase in a written notice to the Administrative Agent and the Lenders not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Aggregate Revolving Loan Commitment and the proposed effective date of such increase. No Lender shall have any obligation to increase its Revolving Loan Commitment pursuant to a Commitment Increase Notice, and the Company shall not be required to offer any Lender an opportunity to participate in the requested increase.

(B)	Not later than three (3) Business Days prior to the proposed effective date, the Company shall notify the Administrative Agent of (i) any Lender (each, a “Proposed Increase Lender”) that shall have agreed to increase its Revolving Loan Commitment in connection with such Commitment Increase Notice and (ii) any financial institution that shall have agreed to become a “Lender” party hereto (each, a “Proposed New Lender”) in connection with such Commitment Increase Notice. Each Proposed Increase Lender and Proposed New Lender, and the allocation of the proposed increase in the Aggregate Revolving Loan Commitment, shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged for Lenders and Proposed New Lenders to commit to increases in their Revolving Loan Commitment or new Revolving Loan Commitments, as applicable, in an aggregate amount equal to the proposed increase in the Aggregate Revolving Loan Commitment, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount of such increases and new Revolving Loan Commitments. The Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lender’s Revolving Loan Commitment (the “Effective Commitment Amount”) and the amount of the Aggregate Revolving Loan Commitment, which amount shall be effective on the following Business Day.

(C)	Any increase in the Aggregate Revolving Loan Commitment shall be subject to the following conditions precedent: (i) the Company shall have obtained the consent thereto of each Subsidiary Guarantor and its reaffirmation of any Loan Documents executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Revolving Loan Commitment, all representations and warranties shall be true and correct in all material respects as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) and no Default or Unmatured Default shall have occurred and then be continuing, (iii) the Company, the Administrative Agent and each Proposed New Lender or Proposed Increase Lender shall have executed and delivered a Commitment and Acceptance (“Commitment and Acceptance”) substantially in the form of Exhibit L hereto and (iv) the Company and any Proposed New Lender shall otherwise have executed and delivered such other instruments, documents and agreements as the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Revolving Loan Commitment, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Revolving Loan Commitment that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment hereunder at any time.

(D)	Upon the execution and delivery of such Commitment and Acceptance, the Administrative Agent shall reallocate any outstanding Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Revolving Loan Commitment; provided, that the Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Loans hereunder on the terms and in the manner as set forth in Article IV.

2.23.	Addition of Subsidiary Borrowers. The Company may at any time add as a party to this Agreement a Wholly-Owned Subsidiary to become a “Subsidiary Borrower” hereunder subject to (a) the consent of the Administrative Agent, (b) the receipt of evidence satisfactory to the Administrative Agent that such Subsidiary would not, in its capacity as a Borrower hereunder, be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder by such Subsidiary to the Administrative Agent or any Lender unless an exemption from such requirement can be obtained by such Subsidiary (with the reasonable cooperation of the Administrative Agent and the Lenders) and that no other adverse tax, regulatory or other consequences would affect the Administrative Agent or the Lenders as a result of such Subsidiary’s status as a Borrower, (c) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company appearing thereon and (d) the execution and delivery to the Administrative Agent and the Lenders of each other instrument, document and agreement required by Section 5.3. Upon such satisfaction of all such conditions, such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement.

ARTICLE III: THE LETTER OF CREDIT FACILITY

3.1.	Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrowers through the Issuing Bank’s branches as it and the Borrowers may jointly agree, one or more Letters of Credit denominated in any Agreed Currency in accordance with this Article III from time to time during the period commencing on the Closing Date and ending on the Business Day prior to the Termination Date (but subject to Section 3.3 below).

3.2.	Transitional Letters of Credit. Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Company prior to the Closing Date. Subject to the satisfaction of the applicable conditions contained in Sections 5.1, 5.2 and 5.3, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III for all purposes hereunder (each such Letter of Credit, a “Transitional Letter of Credit”). For purposes of clarification, each term or provision applicable to the issuance of a Letter of Credit (including conditions applicable thereto) shall be deemed to include the deemed issuance of the Transitional Letters of Credit on the Closing Date.

3.3.	Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

(A)	issue any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, (ii) the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars at such time would exceed the Foreign Currency Sublimit or (iii) the aggregate L/C Obligations would exceed $150,000,000; or

(B)	issue any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Revolving Loan Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (y) above).

3.4.	Conditions.

(A)	In addition to being subject to the satisfaction of the applicable conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

(i)	the Company (on behalf of the applicable Borrower) shall have delivered to the Issuing Bank (with a copy to the Administrative Agent) at such times and in such manner as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (a “Request For Letter of Credit”), and the Company and such Borrower shall have delivered duly executed applications for such Letter of Credit and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the “L/C Documents”), and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

(ii)	as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

(B)	In the event of any conflict between the terms of this Agreement and the terms of any application for a Letter of Credit, the terms of this Agreement shall control.

3.5.	Procedure for Issuance of Letters of Credit.

(A)	Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the applicable Borrower in accordance with the Issuing Bank’s usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

(B)	The Issuing Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit; provided, however, that the failure to provide such notice shall not result in any liability on the part of the Issuing Bank.

(C)	The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of Sections 3.3, 3.4 and 3.5 are met as though a new Letter of Credit was being requested and issued.

3.6.	Letter of Credit Participation. On the date of this Agreement with respect to the Transitional Letters of Credit and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof and the liability of the Issuing Bank thereunder (collectively, an “L/C Interest”) in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender’s Pro Rata Share. The Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds in the applicable Agreed Currency in an amount equal to such Lender’s Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Bank under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 3.6.

3.7.	Reimbursement Obligation. Each Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Issuing Bank or, if applicable, the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit issued on behalf of such Borrower or an L/C Draft related thereto (such obligation of such Borrower to reimburse the Issuing Bank or the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a “Reimbursement Obligation” with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by such Borrower no later than the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, if such Borrower shall have received notice of a Reimbursement Obligation later than 9:00 a.m. (Chicago time) on any Business Day or on a day which is not a Business Day, no later than 9:00 a.m. (Chicago time) on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of the Issuing Bank. If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, such Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, in an aggregate amount equal to (and in the same Agreed Currency as) the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to the making of Revolving Loans. Revolving Loans made pursuant to this Section 3.7, if made in Dollars, shall initially be Floating Rate Advances and thereafter may be continued as Floating Rate Advances or converted into Eurocurrency Rate Advances in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in Article II and in the definition of Interest Period. Revolving Loans made pursuant to this Section 3.7, if made in an Agreed Currency other than Dollars, shall initially be Eurocurrency Rate Advances having an Interest Period selected by the Administrative Agent and thereafter shall be subject to Section 2.9 and the other conditions and limitations therein set forth and set forth in Article II and in the definition of Interest Period. If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance plus two percent (2.0%) per annum.

3.8.	Letter of Credit Fees. The Company agrees to pay:

(A)	quarterly on each Payment Date, in arrears, to the Administrative Agent for the ratable benefit of the Lenders a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit during the calendar quarter ending on such Payment Date;

(B)	to the Issuing Bank with respect to each standby Letter of Credit, a fronting fee in an amount (and payable at such times) as shall be agreed upon between the Company and the Issuing Bank with respect to such Letter of Credit; and

(C)	to the Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by the Issuing Bank with respect to standby or commercial Letters of Credit, as applicable, payable at the time of invoice of such amounts.

3.9.	Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(B), the Issuing Bank shall provide to the Administrative Agent, no later than the tenth (10th) Business Day following the last day of each month, and otherwise upon the Administrative Agent’s request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit outstanding at any time during such month and the aggregate amount payable by the Company during such month. In addition, upon the request of the Administrative Agent, the Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

3.10.	Indemnification; Exoneration.

(A)	In addition to amounts payable as elsewhere provided in this Article III, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, the Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, to the extent resulting from its gross negligence or willful misconduct, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

(B)	As among the Borrowers, the Lenders, the Administrative Agent and the Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by any Borrower at the time of request for any Letter of Credit, neither the Administrative Agent, the Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile, electronic transmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank’s rights or powers under this Section 3.10.

(C)	In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank, the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

(D)	Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

3.11.	Collateral Account.

(A)	Each Borrower agrees that the Company will, on behalf of itself and each Subsidiary Borrower, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Letter of Credit and thereafter as long as any amount is payable to the Issuing Bank or the Lenders in respect of any Letter of Credit, maintain one or more special collateral accounts pursuant to arrangements satisfactory to the Administrative Agent (all such accounts, collectively, the “L/C Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIV, in the name of the Company but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which no Borrower shall have any interest other than as set forth in Section 9.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Issuing Bank, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the L/C Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the L/C Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 3.11(A) shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the L/C Collateral Account or limit the right of the Administrative Agent to release any funds held in the L/C Collateral Account in each case other than as required by Section 2.4(B) or 9.1 or this Section 3.11.

(B)	The Administrative Agent may at any time or from time to time after any funds are deposited in the L/C Collateral Account (whether pursuant to Section 2.4(B) or 9.1 or any other provision of this Agreement or any other Loan Document) and after the occurrence and during the continuance of a Default, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Administrative Agent, the Lenders or the Issuing Bank under the Loan Documents.

(C)	After all of the Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the L/C Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

3.12.	Rights as a Lender. In its capacity as a Lender, the Issuing Bank shall have the same rights and obligations as any other Lender.

ARTICLE IV: CHANGE IN CIRCUMSTANCES

4.1.	Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date the relevant Lender became a party to this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

(A)	subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E), and excluding any other taxes for which such Lender has been reimbursed by the Borrowers), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

(B)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

(C)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Revolving Loan Commitment, Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests or Letters of Credit, or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company of written demand by such Lender pursuant to Section 4.5, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

4.2.	Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company of written demand by such Lender pursuant to Section 4.5, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date the relevant Lender became a party to this Agreement in the “Risk-Based Capital Guidelines” (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date the relevant Lender became a party to this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date the relevant Lender became a party to this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date the relevant Lender became a party to this Agreement.

4.3.	Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Eurocurrency Rate Loans are not available or (y) the interest rate applicable to Eurocurrency Rate Loans does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Advances of the affected Type to be repaid or converted into another Type at the end of the Interest Period for the affected Loans.

4.4.	Funding Indemnification. If any payment of principal on a Eurocurrency Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Rate Loan is not made or continued, or a Floating Rate Advance is not converted into a Eurocurrency Rate Advance, in any such case, on the date specified by any Borrower for any reason other than default by the Lenders, or a Eurocurrency Rate Advance is not prepaid on the date specified by the Company or any other Borrower for any reason, the Company shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Loan.

4.5.	Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loans to reduce any liability of the Borrowers to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not materially disadvantageous, in the judgment of the Lender, to such Lender. Any demand for compensation pursuant to Section 2.14(E) or this Article IV shall be in writing and shall state the amount due, if any, under Section 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under Sections 2.14(E), 4.1, 4.2 or 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V: CONDITIONS PRECEDENT

5.1.	Conditions to Closing, Initial Advances and Letters of Credit. This Agreement shall not become effective and the Lenders shall not be required to make the initial Loans or issue any Letters of Credit (including the deemed issuance of the Transitional Letters of Credit) unless the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

(A)	Copies of the Certificate of Incorporation (or other comparable constituent document) of each Initial Loan Party together with all amendments thereto and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Agents or any Lender to verify the identity of each Initial Loan Party as required by Section 326 of the USA Patriot Act;

(B)	Copies, certified by the Secretary or Assistant Secretary of each Initial Loan Party of its By-Laws (or other comparable governing document) and of its Board of Directors’ resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents;

(C)	An incumbency certificate, executed by the Secretary or Assistant Secretary of each Initial Loan Party which shall identify by name and title and bear the signatures (or facsimiles thereof) of the officers of such Initial Loan Party authorized to sign the Loan Documents (and, in the case of the Company, to make borrowings hereunder), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party;

(D)	A certificate, in form and substance satisfactory to the Administrative Agent, signed by a Designated Financial Officer of the Company, stating that on the Closing Date (both before and after giving effect to the Loans made and/or Letters of Credit issued or deemed issued thereon) all the representations in this Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date), the Company is, and the Company and its Subsidiaries as a whole are, Solvent and no Default or Unmatured Default has occurred and is continuing;

(E)	(i) Satisfactory audited financial statements of the Company and its consolidated Subsidiaries with respect to the fiscal years of the Company ending on September 30, 2002, and September 30, 2003, (ii) satisfactory unaudited financial statements of the Company and its consolidated Subsidiaries with respect to the fiscal quarters ending on December 31, 2003, and March 31, 2004, and (iii) a compliance certificate (substantially in the form of Exhibit G hereto and in such detail as is requested by the Administrative Agent) signed by a Designated Financial Officer and demonstrating compliance with the provisions of Sections 7.3 and 7.4 as of the end of the fiscal quarter ending on March 31, 2004;

(F)	Evidence satisfactory to the Administrative Agent that the Prior Credit Agreements have terminated and that all obligations, indebtedness and liabilities outstanding under the Prior Credit Agreements have been repaid in full (it being understood and agreed that the Transitional Letters of Credit shall be evidenced hereby in accordance with Section 3.2), or the Company has arranged for such termination and repayment from the proceeds of the initial Loans hereunder (in either case, as documented in a payoff letter in form and substance reasonably satisfactory to the Administrative Agent);

(G)	Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer;

(H)	Evidence satisfactory to the Administrative Agent that the Company has paid to the Administrative Agent, the Syndication Agents and the Arrangers the fees agreed to in each of the fee letters described in Section 2.14(C)(iii);

(I)	The Administrative Agent shall have determined that (i) there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder and (ii) each Borrower has fully cooperated with the Administrative Agent’s syndication efforts including, without limitation, by providing the Administrative Agent with information regarding such Borrower’s operations and prospects and such other information as the Administrative Agent deems necessary to successfully syndicate the Loans hereunder;

(J)	The written opinions of (i) the Initial Loan Parties’ U.S. counsel in the forms of the opinions attached hereto as Exhibit E-1 and (ii) the Initial Subsidiary Borrower’s Ireland counsel in the forms of the opinions attached hereto as Exhibit E-2, in each case addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel; and

(K)	Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, the Subsidiary Guaranty and each other instrument, document or agreement reflected on the List of Closing Documents attached as Exhibit F to this Agreement.

Without in any way limiting the foregoing, this Agreement shall not become effective unless and until it has been executed by the Company, the Administrative Agent and the Lenders, and each such party has notified the Administrative Agent by facsimile or electronic transmission that it has taken such action.

5.2.	Each Advance and Letter of Credit. The Lenders shall not be required to make, convert or continue any Advance or issue any Letter of Credit, unless on the applicable Credit Extension Date, both before and after giving effect to such Advance, conversion, continuation or Letter of Credit:

(A)	There exists no Default or Unmatured Default;

(B)	The representations and warranties contained in Article VI are true and correct in all material respects as of such Credit Extension Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date); provided, however, that accuracy of the representation and warranty set forth in Section 6.5 as of any Credit Extension Date shall not constitute a condition precedent pursuant to this Section 5.2(B) if on such Credit Extension Date the Company has Single Investment Grade Status.

(C)	(i) The Dollar Amount of the Revolving Credit Obligations does not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment and (ii) the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars does not, and after the making of the proposed Advance or issuing such Letter of Credit would not, exceed the Foreign Currency Sublimit.

Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.2(A), (B) and (C) have been satisfied.

5.3.	Initial Advance to Each New Subsidiary Borrower. Without in any way limiting the applicability of the foregoing Sections 5.1 and 5.2 or the conditions set forth in Section 2.23, the Lenders shall not be required to make any Advance hereunder, or issue any Letter of Credit, in each case, to or with respect to any Subsidiary Borrower unless the Company or such Subsidiary Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

(A)	The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.23;

(B)	Copies of the Certificate of Incorporation (or other comparable constituent document) of such Subsidiary Borrower, together with all amendments thereto and a certificate of good standing (or equivalent thereof, to the extent obtainable in any jurisdiction outside the United States), both certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Agents or any Lender to verify the identity of such Subsidiary Borrower as required by Section 326 of the USA Patriot Act;

(C)	Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors’ (or comparable governing body’s) resolutions (and required resolutions of other bodies) authorizing the execution of the Loan Documents to which it is a party;

(D)	An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signatures (or facsimiles thereof) of the officers thereof authorized to sign the Loan Documents, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by such Subsidiary Borrower;

(E)	An opinion of counsel to such Subsidiary Borrower with respect to the laws of its jurisdiction of organization, addressed to the Administrative Agent and the Lenders, substantially in the form attached as part of Exhibit E-1 or E-2 hereto, as applicable, but with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve and otherwise in form and substance acceptable to the Administrative Agent and its counsel;

(F)	Promissory notes payable to each of the Lenders requesting promissory notes pursuant to Section 2.12(D) hereof; and

(G)	Such other instruments, documents or agreements as the Administrative Agent may reasonably request (including, without limitation, an amendment to this Agreement) in connection with the addition of such Subsidiary Borrower, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI: REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Company represents and warrants as follows with respect to itself and its Subsidiaries (and each Subsidiary Borrower shall also be deemed to make each representation and warranty to the extent it relates to such Subsidiary Borrower and its Subsidiaries) to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2 (it being understood and agreed that, notwithstanding anything to the contrary contained in the Loan Documents, the representation and warranty set forth in Section 6.5 shall not be made at any time that the Company has Single Investment Grade Status):

6.1.	Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (to the extent such concept is applicable to such entity) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a Material Adverse Effect.

6.2.	Authorization, Validity and Enforceability. Each Borrower and each Subsidiary Guarantor has the corporate or other power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower and each Subsidiary Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings (or analogous acts in the case of any Foreign Subsidiary), and the Loan Documents to which it is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

6.3.	No Conflict; Consent. Neither the execution and delivery by the Borrowers and the Subsidiary Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 7.3(F)) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

6.4.	Financial Statements. The September 30, 2003 audited annual consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect in the United States of America on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The historical financial information regarding the Company and its Subsidiaries included in the Bank Book heretofore delivered to the Lenders fairly presents the consolidated financial condition of the Company and its Subsidiaries at September 30, 2001, September 30, 2002, September 30, 2003, and March 31, 2004 in accordance with generally accepted accounting principles as in effect in the United States of America on such dates. The projected financial information regarding the Company and its Subsidiaries contained in the Bank Book is based on estimates and assumptions considered reasonable by the Company’s management and the best information available to the Company’s management at the time such projected financial information was provided, and uses information consistent with the plans of the Company.

6.5.	Material Adverse Change. Since September 30, 2003, there has been no change in the business, condition (financial or otherwise), operations, performance or Properties of the Company and its Subsidiaries, as reflected in the audited annual consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended on such date described in Section 6.4, which has had or could reasonably be expected to have a Material Adverse Effect.

6.6.	Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and such failures to file or pay, if any, as would not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 7.3(F)(ii). The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

6.7.	Litigation and Contingent Obligations. Except as set forth on Schedule 6.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Company and its Subsidiaries have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

6.8.	Subsidiaries. Schedule 6.8 hereto contains an accurate list of all Subsidiaries (including all Material Domestic Subsidiaries) of the Company existing on the Closing Date, setting forth their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

6.9.	ERISA; Foreign Plans; Multiemployer Plans. Each Plan and each Foreign Plan complies with all applicable requirements of law and regulations and the provisions of the Plan documents except for a failure to comply which would not result in a material liability. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code). Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment required under Section 412(m) of the Code and of a material amount on or before the due date for such installment or payment. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event which could reasonably be expected to subject the Company or a Controlled Group member to a material liability. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than for the payment of premiums. For purposes of this Section 6.9, “material” means any amount, noncompliance or other basis for liability which, individually or in the aggregate with each other basis for liability under this Section 6.9, could reasonably be expected to subject the Company to liability having a Material Adverse Effect.

6.10.	Accuracy of Information. No written information, exhibit or report furnished by the Company or any of its Subsidiaries to the Agents or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made; provided, that no representation or warranty is made with respect to the projected financial information regarding the Company and its Subsidiaries contained in the Bank Book other than the representation and warranty stated in the last sentence of Section 6.4.

6.11.	Regulation U. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of, buying or carrying Margin Stock, and after applying the proceeds of each Advance, Margin Stock constitutes less than 25% of the assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

6.12.	Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Material Indebtedness.

6.13.	Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply therewith could reasonably be expected to have a Material Adverse Effect.

6.14.	Plan Assets; Prohibited Transactions. None of the Borrowers is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code). The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect; and neither the execution of this Agreement nor the making of Loans (assuming that the Lenders do not fund any of the Loans with any “plan assets” as defined under ERISA) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.15.	Environmental Matters. In the ordinary course of its business, the Company considers the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect.

6.16.	Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.17.	Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.18.	Ownership of Properties. The Company and its Subsidiaries have good title, free of all Liens other than those permitted by Section 7.3(F), to all of the assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Company and the Subsidiaries, except assets sold or otherwise transferred as permitted under Section 7.3(C).

6.19.	Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices.

6.20.	No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.

6.21.	Solvency. After giving effect to (a) the Loans to be made (or, if applicable, Letters of Credit to be issued or deemed issued) on the Closing Date or such other date as Loans requested hereunder are made (or Letters of Credit are issued), (b) the other transactions contemplated by this Agreement and the other Loan Documents and (c) the payment and accrual of all transaction costs with respect to the foregoing, the Company is, and the Company and its Subsidiaries taken as a whole are, Solvent.

6.22.	Benefits. Each of the Company and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and acknowledge that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, any Subsidiary Borrower to assume joint and several liability for the Obligations to the extent provided in Section 1.4 or any other Subsidiary to execute and deliver any Loan Document to which it is a party, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

6.23.	Additional Representations and Warranties of Foreign Subsidiary Borrowers. In addition to the foregoing, each Foreign Subsidiary Borrower further represents and warrants to the Administrative Agent and the Lenders as follows:

(A)	Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each other Loan Document to which such Foreign Subsidiary Borrower is a party in its jurisdiction of organization (“Home Country”), it is not necessary that this Agreement or any other Loan Document to which such Foreign Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid in respect of this Agreement or any other Loan Document of such Foreign Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Foreign Subsidiary Borrower’s Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Foreign Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Foreign Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Foreign Subsidiary Borrower’s Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Foreign Subsidiary Borrower’s Home Country or political subdivision or taxing authority thereof (provided, that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, such Foreign Subsidiary Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent such Foreign Subsidiary Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Foreign Subsidiary Borrower’s Home Country is a member.

(B)	No Immunity. Neither such Foreign Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Foreign Subsidiary Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

ARTICLE VII: COVENANTS

The Company covenants and agrees on behalf of itself and its Subsidiaries (and each Subsidiary Borrower shall also be deemed to so covenant and agree to the extent such covenant relates to such Subsidiary Borrower and its Subsidiaries) that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit, unless the Required Lenders shall otherwise give prior written consent:

7.1.	Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide, and will furnish to the Lenders:

(A)	Annual Reports. Within one hundred five (105) days after the close of each of the Company’s fiscal years, annual audited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income, statement of consolidated shareowners’ equity, and statement of cash flows, all prepared in accordance with Agreement Accounting Principles, accompanied by an unqualified audit report of independent auditors acceptable to the Lenders;

(B)	Quarterly Reports. Within fifty-five (55) days after the close of the first three quarterly periods of each of the Company’s fiscal years, unaudited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income and statement of cash flows, all prepared in accordance with Agreement Accounting Principles, for the period from the beginning of such fiscal year to the end of such quarter;

(C)	Compliance Certificate. Together with the financial statements required under Sections 7.1(A) and (B), commencing with the financial statements delivered for the quarter ending June 30, 2004, a certificate signed by a Designated Financial Officer in the form of Exhibit G hereto, setting forth reasonably detailed calculations (which calculations shall be made in accordance with Agreement Accounting Principles) showing compliance with Sections 7.2(K), 7.3 and 7.4 (including, without limitation, a schedule setting forth the Material Domestic Subsidiaries of the Company as of the end of the applicable period), and stating that no Default or Unmatured Default exists or existed during the applicable period, or if any Default or Unmatured Default exists or existed, stating the nature and status thereof;

(D)	ERISA Information. If requested by the Administrative Agent, within 180 days after the close of each fiscal year, (i) a statement of the Unfunded Liabilities of each Benefit Plan, certified as correct by an actuary enrolled under ERISA, and (ii) such other financial information regarding the Company’s Plans as the Administrative Agent may reasonably request, certified as prepared in accordance with generally accepted actuarial principles and practices by an actuary enrolled under ERISA, as well as financial information regarding any Foreign Plans, certified as prepared in accordance with locally accepted actuarial principles and practices by a locally qualified actuary;

(E)	Termination Event. As soon as possible and in any event within ten days after the Company knows that any Termination Event has occurred, a statement, signed by an Authorized Officer of the Company, describing such Termination Event and the action which the Company proposes to take with respect thereto;

(F)	Environmental. As soon as possible and in any event within 30 days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment and (ii) any notice alleging any violation of any Environmental Law by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(G)	Shareholder Information. Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished;

(H)	Public Filings. Promptly upon the filing thereof, copies of all registration statements, current reports and annual, quarterly, or other regular reports which the Company files with the Commission, including, without limitation, all reports on Form 10-K, 10-Q and 8-K and all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations related thereto; and

(I)	Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Notwithstanding anything to the contrary, the Company shall be deemed to have complied with the delivery requirements under clauses (A), (B), (G) and (H) of this Section 7.1 by providing notification (which may be in electronic format) to the Lenders that the required documents are publicly available through the Company’s web site or other publicly available electronic medium and providing the hyperlink or appropriate other locational information for obtaining such information.

7.2.	Affirmative Covenants.

(A)	Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances for the Company’s general corporate purposes, including to finance the Borrowers’ and their Subsidiaries’ working capital needs and for commercial paper backstop, and for Permitted Acquisitions; provided that:

(i)	the Borrowers shall use the proceeds of the Advances in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations U and X, the Securities Act and the Securities Exchange Act, and the regulations promulgated thereunder; and

(ii)	no portion of the proceeds of any Advance shall be used, directly, or indirectly, to provide funds for any Acquisition unless, at the time such funds are so used, the Board of Directors (or persons exercising similar functions) of the issuer of the securities to be acquired or the owner of the business or assets to be acquired, as applicable, shall have either (x) approved such Acquisition and recommended it to the shareholders of such Person or (y) neither approved nor disapproved such Acquisition nor made any recommendation to the shareholders of such Person.

(B)	Notice of Default. The Company will, and will cause each Subsidiary to, give notice (not later than five (5) days after an Authorized Officer becomes aware of such occurrence) in writing to the Administrative Agent and the Lenders of (i) the occurrence of any Default or Unmatured Default, (ii) the delivery by any Person of any written notice to the Company or any Subsidiary of, or the taking of any other action by any Person with respect to, a claimed default or event or condition of the type referred to in Section 8.1(E) and (iii) the occurrence of any other development, financial or otherwise (including any litigation), that could reasonably be expected to have a Material Adverse Effect.

(C)	Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of the Subsidiary Borrowers and each other Subsidiary in accordance with the respective organizational documents of each such Person and the rights (charter and statutory) and material franchises of the Company, each Subsidiary Borrower and each other Subsidiary; provided, that (except as otherwise provided herein) the Company shall not be required to preserve any such right or franchise, or the existence of any Subsidiary (except for the Subsidiary Borrowers and the Subsidiary Guarantors), if the discontinuance thereof could not reasonably be expected to have a Material Adverse Effect.

(D)	Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (ii) those as to which failure to pay when due could not reasonably be expected to have a Material Adverse Effect.

(E)	Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such properties and risks as is consistent with sound business practice, and the Company will furnish to any Lender upon reasonable request full information as to the insurance carried.

(F)	Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except those with which the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(G)	ERISA Compliance. The Company will, and will cause each Subsidiary to, maintain and operate (i) all Plans to comply with the applicable provisions of the Code, ERISA, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and (ii) all Foreign Plans to comply with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents, unless the failure to maintain, operate and comply with the foregoing, as applicable, could not reasonably be expected to subject the Company or its Subsidiaries to liability, individually or in the aggregate, having a Material Adverse Effect.

(H)	Environmental Compliance. The Company will, and will cause each Subsidiary to, comply with all Environmental Laws, except where noncompliance could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, having a Material Adverse Effect.

(I)	Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition in all material respects (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements material to its business so that its business carried on in connection therewith may be properly conducted at all times.

(J)	Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and any or each Lender, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or such Lender, as the case may be, may designate.

(K)	Guaranty Documentation from Material Domestic Subsidiaries and Other Subsidiaries.

(i)	In addition to causing each Material Domestic Subsidiary as of the Closing Date to execute and deliver the Subsidiary Guaranty, each as required by Section 5.1 hereof, the Company will cause each Subsidiary that becomes a Material Domestic Subsidiary after the Closing Date (whether by virtue of the consummation of a Permitted Acquisition, asset sales, contributions to capital, additional Investments in such Subsidiary, any corporate reorganization or otherwise), to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within thirty (30) days after submission to the Administrative Agent by the Company of (a) quarterly or annual financial statements as required by Sections 7.1(A) and 7.1(B) or (b) pro forma financial statements in connection with any Permitted Acquisition, whichever is earlier, which financial statements indicate that such Subsidiary has become a Material Domestic Subsidiary, (x) an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit H attached hereto (whereupon such Subsidiary shall become a “Subsidiary Guarantor” under the Subsidiary Guaranty and this Agreement) and (y) resolutions, officer’s certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Following the date upon which the Company shall have initially achieved Double Investment Grade Status after the Closing Date, (a) the Administrative Agent shall be authorized to, and shall promptly, execute and deliver to the Company such documentation as the Company may reasonably request in order to release each Subsidiary Guarantor (other than any Subsidiary Guarantor that shall be required to be a Subsidiary Guarantor pursuant to the succeeding clause (ii)) from the Subsidiary Guaranty and (b) the provisions of the first sentence of this clause (i) shall thereafter cease to be in effect.

(ii)	In addition to the foregoing, if at any time any Subsidiary of the Company which is not a Subsidiary Guarantor guarantees any Indebtedness of the Company other than the Obligations, the Company shall cause such Subsidiary to execute and deliver to the Administrative Agent, as promptly as possible but in any event within thirty (30) days after the date upon which such Subsidiary shall have guaranteed such Indebtedness, (A)(a)(i) if the Subsidiary Guaranty remains in effect as of such date, an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit H attached hereto or (ii) if the Subsidiary Guaranty shall no longer be in effect as of such date, a Guaranty to become a Subsidiary Guarantor thereunder, in a form reasonably acceptable to the Administrative Agent and substantially similar to the guaranty pursuant to which such Subsidiary shall have guaranteed such Indebtedness of the Company and/or (b) in the case of any Foreign Subsidiary, such other guaranty documentation as may be enforceable under the laws of such Foreign Subsidiary’s jurisdiction of organization (whereupon such Subsidiary shall become a “Subsidiary Guarantor”) and (B) resolutions, officer’s certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Following the date upon which any such Subsidiary shall cease to be obligated as a guarantor of any Indebtedness of the Company other than the Obligations, unless such Subsidiary shall be required to be a Subsidiary Guarantor pursuant to the foregoing clause (i), the Administrative Agent shall be authorized to, and shall promptly, execute and deliver to the Company such documentation as the Company may reasonably request in order to release each Subsidiary Guarantor from the applicable Guaranty.

7.3.	Negative Covenants.

(A)	Non-Guarantor Subsidiary Indebtedness. The Company will not permit any Non-Guarantor Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except for:

(i)	Permitted Existing Non-Guarantor Subsidiary Indebtedness and Permitted Refinancing Indebtedness with respect thereto;

(ii)	Obligations of any Foreign Subsidiary Borrowers pursuant to the Loan Documents;

(iii)	Indebtedness arising from intercompany loans and advances from the Company or any Wholly-Owned Subsidiary to any Non-Guarantor Subsidiary;

(iv)	Receivables Facility Attributed Indebtedness arising in connection with a Permitted Receivables Financing or a Foreign Factoring Transaction;

(v)	Indebtedness secured by Liens permitted by Section 7.3(F)(xvi); and

(vi)	Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) in an aggregate amount not to exceed, at any time, five percent (5.0%) of the Company’s Consolidated Assets as of the end of the most recently completed fiscal quarter.

(B)	Merger. Without limiting the provisions of Section 7.3(G), the Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

(i)	Any Subsidiary may merge or consolidate with the Company (provided, that the Company shall be the surviving corporation), with any Subsidiary Borrower (provided, that such Subsidiary Borrower shall be the surviving entity) or with one or more other Subsidiaries (provided, that in the case of any such merger or consolidation involving any Subsidiary Guarantor, the surviving entity shall be such Subsidiary Guarantor); and

(ii)	The Company may merge or consolidate with any other entity; provided, that the Company shall be the surviving corporation and that after giving effect thereto no Default or Unmatured Default shall exist and be continuing.

(C)	Sale of Assets. The Company will not, nor will it permit any Subsidiary to, consummate any Asset Sale after the Closing Date other than an Asset Sale which (i) is not for less than fair market value (as determined in good faith by the management or board of directors of the Company or such Subsidiary, as applicable), (ii) generates proceeds that, in the aggregate with the proceeds of all such other Asset Sales during the then current fiscal year, do not exceed twenty-five percent (25%) of the aggregate book value of the Company’s Consolidated Assets as of the end of the fiscal quarter immediately preceding the initial Asset Sale consummated after the Closing Date and (iii) generates proceeds that, in the aggregate with the proceeds of all such other Asset Sales during the period from the Closing Date to the date of such proposed transaction, do not exceed forty percent (40%) of the aggregate book value of the Company’s Consolidated Assets as of the end of the fiscal quarter immediately preceding the initial Asset Sale consummated after the Closing Date.

(D)	Conduct of Business. The Company will not, nor will it permit any Subsidiary to, engage in any business other than the businesses engaged in by the Company or such Subsidiaries on the date hereof and any business or activities which are reasonably similar, related or incidental thereto or logical extensions thereof.

(E)	Investments. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, except:

(i)	Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 7.3(E), Investments made after the Closing Date and specifically described in Schedule 7.3(E) and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension;

(ii)	Investments by the Company or any Subsidiary in any Wholly-Owned Subsidiary;

(iii)	Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to an SPV or other Subsidiary or otherwise resulting from transfers of assets permitted hereunder to such SPV or other Subsidiary, in either case, in connection with a Permitted Receivables Financing;

(iv)	Investments constituting Permitted Acquisitions;

(v)	Cash Equivalent Investments;

(vi)	Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vii)	Investments consisting of deposit accounts maintained by the Company and its Subsidiaries in the ordinary course of business in connection with its cash management system; and

(viii)	Investments in addition to those referred to elsewhere in this Section 7.3(E) in an aggregate amount not to exceed, at any time, seven and one-half percent (7.50%) of the Company’s Consolidated Assets as of the end of the most recently completed fiscal quarter.

(F)	Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

(i)	Liens on assets of the Company and its Subsidiaries as of the Closing Date identified as such on Schedule 7.3(F);

(ii)	Liens for taxes, assessments or governmental charges or levies on its Property if (x) the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, and (y) adequate reserves therefor are being maintained in accordance with Agreement Accounting Principles; provided, however, that any such Liens constituting Environmental Liens, Liens in favor of the IRS or Liens in favor of the PBGC shall not, individually or in the aggregate, exceed $35,000,000;

(iii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

(iv)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(v)	Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries;

(vi)	(a) Lessors’ interests under Capitalized Leases, and (b) in the case of Synthetic Leases otherwise permitted hereunder, Liens in favor or for the benefit of the lessors and other funding financial institutions parties to such transactions (or any agent acting on behalf of any of them) on the items of property subject to such Synthetic Leases and other assets incidental or related to such property; provided, however, that Synthetic Lease Obligations owing to the SunTrust Synthetic Lease Creditors under the SunTrust Synthetic Lease in an aggregate amount not to exceed $36,000,000 at any time may be secured by Liens in favor or for the benefit of the SunTrust Synthetic Lease Creditors on any additional assets of the Company and its Subsidiaries;

(vii)	Judgment or other similar Liens arising in connection with legal proceedings so long as (a) the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with Agreement Accounting Principles and (b) such Liens do not constitute a Default pursuant to Section 8.1(I);

(viii)	Liens in favor of the Company or any Lien granted by any Subsidiary in favor of a Wholly-Owned Subsidiary;

(ix)	Liens existing on such Property at the time of its acquisition (directly or indirectly) (other than any such Lien created in contemplation of such acquisition); provided, that such Liens shall extend only to the Property so acquired;

(x)	Liens on the Property of a Person that is merged with or into the Company or a Subsidiary or of a Person that becomes a Subsidiary after the Closing Date (in each case to the extent such merger, Acquisition or Investment is otherwise permitted by this Agreement); provided, that (a) such Liens existed at the time such Person was so merged or became a Subsidiary and were not created in anticipation of any such transaction, (b) any such Lien does not by its terms cover any additional property or assets acquired after the time such Person was so merged or became a Subsidiary, and (c) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person was so merged or became a Subsidiary;

(xi)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary;

(xii)	Bank setoff rights arising in the ordinary course of business;

(xiii)	Deposits or Liens to secure the performance (and not securing any Indebtedness) of statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

(xiv)	Liens arising under the Loan Documents;

(xv)	Liens on Receivables and Related Security arising in connection with a Permitted Receivables Financing or a Foreign Factoring Transaction;

(xvi)	Liens on any specific fixed asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided, that such Lien (a) extends only to the asset then being acquired or constructed and (b) attaches to such asset concurrently with or within six (6) months after the acquisition or completion or construction thereof;

(xvii)	Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xvi) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(xviii)	Deposit arrangements and pledges of cash or cash equivalents that secure only Hedging Obligations otherwise permitted hereunder;

(xix)	If repayment of the Obligations shall at any time be secured by all or substantially all of the Property of the Company and the Material Domestic Subsidiaries, Liens on assets of any Foreign Subsidiary of the Company located outside the United States of America securing Indebtedness of such Subsidiary otherwise permitted hereunder; and

(xx)	Liens in addition to those referred to elsewhere in this Section 7.3(F); provided, that the aggregate outstanding amount of the obligations secured by such Liens shall not at any time exceed $50,000,000.

In addition, neither the Company nor any of its Subsidiaries shall be or become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of, or require any equal and ratable sharing of, a Lien on any of its properties or other assets in favor of the Agents, the Issuing Bank, the Swing Line Bank and the Lenders, as collateral for the Obligations; provided, that (a) any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) and Synthetic Leases (other than the SunTrust Synthetic Lease) permitted hereunder may prohibit the creation of a Lien in favor thereof on the items of property obtained with the proceeds of such purchase money Indebtedness or subject to such Synthetic Leases (or incidental or related to such Synthetic Leases), (b) (i) from the Closing Date until the date that is ninety (90) days thereafter, the SunTrust Synthetic Lease Documents may prohibit the creation of a Lien in favor thereof on any properties or assets of the Company and its Subsidiaries and (ii) from and after such ninetieth (90th) day, the SunTrust Synthetic Lease Documents may prohibit the creation of a Lien in favor thereof solely on the items of property subject to the SunTrust Synthetic Lease or incidental or related thereto; provided, however, that nothing herein shall restrict the parties to the SunTrust Synthetic Lease Documents from amending the SunTrust Synthetic Lease Documents in a manner consistent with the immediately preceding clause (b)(ii) at any time prior to such ninetieth (90th) day, (c) the documents evidencing a Permitted Receivables Financing or a Foreign Factoring Transaction may prohibit the creation of a Lien with respect to all of the assets of the related SPV, if any, and with respect to the Receivables and Related Security subject to such transaction in favor thereof as collateral for the Obligations and (d) each Senior Note Indenture may prohibit the creation of a Lien on certain fixed assets, equity interests and indebtedness of the Company and its “Restricted Subsidiaries” (as defined in the Senior Note Indentures) unless the holders of the notes issued pursuant to such Senior Note Indenture shall be provided with an equal and ratable Lien on such assets, but solely to the extent such prohibition is provided for in such Senior Note Indenture as in effect on the Closing Date.

(G)	Permitted Acquisitions. The Company will not, nor will it permit any Subsidiary to, make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

(i)	no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith (including, without limitation, pursuant to Section 7.2(K));

(ii)	each representation and warranty contained in Article VI shall be true and correct at the time of such Acquisition and after giving effect thereto; provided, that accuracy of the representation and warranty set forth in Section 6.5 shall not constitute a requirement under this Section 7.2(G)(ii) with respect to any Acquisition if at the time of such Acquisition the Company has Single Investment Grade Status; and

(iii)	not less than five (5) Business Days prior to each such Acquisition, the Company shall deliver to the Administrative Agent and the Lenders a certificate from a Designated Financial Officer demonstrating to the reasonable satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted hereunder in connection therewith, on a pro forma basis acceptable to the Administrative Agent, but without giving effect to any projected synergies resulting from such Acquisition, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements are publicly available, the Company would have been in compliance with the covenants set forth in Sections 7.3 and 7.4 and not otherwise in Default; provided, that notwithstanding the terms of Section 7.4(A), the Company shall be required to demonstrate that the Debt Ratio, as of the last day of such twelve-month period (calculated on a pro forma consolidated basis as described above), does not exceed (x) if the last day of such twelve-month period is on or before March 31, 2007, 3.00 to 1.00 or (y) otherwise, 2.75 to 1.00; and

(iv)	in the case of an Acquisition by the Company or any Subsidiary Borrower of equity interests of an entity, (A) the acquired entity shall be a Subsidiary of the Company or (B)(x) the acquired entity shall be merged with and into the Company or such Subsidiary Borrower substantially concurrently with such Acquisition, with the Company or such Subsidiary Borrower being the surviving corporation with voting control following such merger and (y) such merger shall otherwise comply with Section 7.3(B).

(H)	Transactions with Affiliates and Joint Ventures. Except for Permitted Related Party Transactions and Permitted Strategic Transactions, the Company will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate or Joint Venture except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms (taken as a whole) not materially less favorable to the Company or the Company and its Subsidiaries (taken as a whole) than would occur in a comparable arms-length transaction.

(I)	Contingent Obligations. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) in respect of any Indebtedness except in connection with Indebtedness which if directly incurred by the Company or such Subsidiary, as applicable, would not result in a violation of Sections 7.3(A) or 7.4.

(J)	Sale and Leaseback. The Company will not, nor will it permit any Subsidiary to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property unless (i) the related sale is permitted under Section 7.3(C), (ii) any related Investment is permitted under Section 7.3(E) and (iii) no Default or Unmatured Default shall have occurred and be continuing as of the date of such transaction or would result therefrom.

(K)	Modifications to Other Indebtedness: No More Favorable Terms.

(i)	Subordinated Indebtedness. The Company will not, nor will it permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any subordinated Indebtedness (including, without limitation, the Preferred Capital Securities, but excluding all Intercompany Indebtedness) or Disqualified Stock of the Company or its Subsidiaries.

(ii)	No More Favorable Terms. Without in any way limiting the foregoing provisions of this Section 7.3(K) or the requirements set forth in Section 7.2(K)(ii), the Company will not, nor will it permit any Subsidiary to, enter into or amend, restate, supplement or otherwise modify any indenture, note or other agreement evidencing or governing any Indebtedness of the Company having a principal amount (whether or not funded or committed) in excess of $50,000,000 that (a) contains any covenant binding on the Company or any Subsidiary or any of their respective Property, (b) contains any event of default causing, or permitting holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or (c) requires the Company or any Subsidiary to provide a guaranty or collateral pledge that, in the case of any of the foregoing clauses (a), (b) and (c), is (x) not substantially provided for in this Agreement or the other Loan Documents or (y) is more favorable to the holder of such Indebtedness than the comparable covenant, default, guaranty or collateral pledge set forth in the Loan Documents (collectively, a “More Favorable Term”), unless this Agreement and/or any relevant Loan Document shall be amended or supplemented to provide substantially the same covenant, default, guaranty or collateral pledge, as applicable, prior to the effectiveness of the More Favorable Term, except for collateral pledges provided for in agreements governing Indebtedness secured by Liens permitted under Sections 7.3(F) other than Section 7.3(F)(xx).

(L)	Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make any Restricted Payment unless no Default or Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

(M)	Hedging Obligations. The Company will not, nor will it permit any Subsidiary to, enter into any Hedging Arrangement other than Hedging Arrangements entered into by the Company or such Subsidiary pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure and which are non-speculative in nature.

(N)	Margin Regulations. The Company will not, nor will it permit any Subsidiary to, use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

(O)	Restrictive Subsidiary Covenants. The Company will not, nor will it permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests or pay any Indebtedness or other Obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) restrictions imposed by the holder of a Lien permitted by Section 7.3(F) and (iv) restrictions imposed in a joint venture agreement on the ability of any Subsidiary to pay dividends or make any other distribution in respect of its ownership interests, the removal of which requires the consent of one or more of the joint venture partners or the joint venture’s board of directors (but not the consent of any third parties).

(P)	Disqualified Stock. The Company will not, and will not permit any Subsidiary to, issue or permit to remain outstanding any Disqualified Stock.

7.4.	Financial Covenants.

(A)	Debt Ratio. The Company shall not permit its Debt Ratio, calculated on a consolidated basis for the Company and its Subsidiaries, to exceed (i) 3.25 to 1.00 on the last day of any fiscal quarter from the Closing Date through and including the fiscal quarter ending March 31, 2007, and (ii) 3.00 to 1.00 on the last day of any fiscal quarter thereafter.

(B)	Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio, calculated on a consolidated basis for the Company and its Subsidiaries, to be less than 1.50 to 1.00 on the last day of any fiscal quarter

ARTICLE VIII: DEFAULTS

8.1.	Defaults. Each of the following occurrences shall constitute a “Default” under this Agreement:

(A)	Breach of Representation or Warranty. Any written representation or warranty made or deemed made by or on behalf of the Company or its Subsidiaries to the Lenders or the Agents in any Loan Document, in connection with any Loan or Letter of Credit, or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made.

(B)	Failure to Make Payments When Due. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, nonpayment of interest on any Loan within five days after the same becomes due, or nonpayment of fees or any other obligations under any of the Loan Documents within ten days after the same becomes due.

(C)	Breach of Certain Covenants. The breach by any Borrower of any of the terms or provisions of Sections 7.1, 7.2(A), 7.2(B), 7.2(K), 7.3 or 7.4.

(D)	Other Defaults. The breach by any Borrower or any Subsidiary Guarantor (other than a breach which constitutes a Default under another provision of this Section 8.1) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which any Authorized Officer has actual knowledge thereof and (ii) the receipt of written notice from any Agent or the Required Lenders.

(E)	Default as to Other Indebtedness. Failure of the Company, any Subsidiary Borrower or any other Subsidiary to pay when due any Material Indebtedness; or the default by the Company, any Subsidiary Borrower or any other Subsidiary in the performance of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company, any Subsidiary Borrower or any other Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company, any Subsidiary Borrower or any other Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

(F)	Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company, any of its Significant Subsidiaries, any Subsidiary Borrower or any Subsidiary Guarantor shall (i) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any substantial part of its Property, (iv) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its Property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction including, without limitation, any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.1(F) or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(G).

(G)	Involuntary Bankruptcy; Appointment of Receiver, Etc. Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, any Significant Subsidiary, any Subsidiary Borrower or any Subsidiary Guarantor or for any substantial part of its Property, or a proceeding described in Section 8.1(F)(iv) shall be instituted against the Company, any Significant Subsidiary, any Subsidiary Borrower or any Subsidiary Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

(H)	Condemnation; Seizure. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any substantial portion of the Property of the Company, any Significant Subsidiary, any Subsidiary Borrower or any Subsidiary Guarantor taken as a whole.

(I)	Judgments. The Company, any Subsidiary Borrower or any other Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 or any judgments or orders for the payment of money, the total amount of which for the Company, any Subsidiary Borrower and/or any other Subsidiary exceeds $35,000,000, which are not stayed on appeal.

(J)	Environmental. The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment or (ii) violate any Environmental Law, which, in the case of an event described in the foregoing clause (i) or (ii), could reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect.

(K)	Enforceability. Any Loan Document shall fail to remain in full force or effect against the Company or any Subsidiary or any action shall be taken or shall fail to be taken to discontinue or to assert the invalidity or unenforceability of, or which results in the discontinuation or invalidity or unenforceability of, any Loan Document.

(L)	Guarantor Revocation. Any guarantor of the Obligations shall terminate or revoke any of its obligations under a Guaranty (other than as expressly permitted hereunder) or breach any of the material terms of its respective Guaranty.

(M)	Change in Control. The occurrence of any Change in Control.

(N)	ERISA and Foreign Plans. The Company shall (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived, (ii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment, or (iii) permit a Termination Event to occur, except where such transactions, events, circumstances, or failures could not, individually or in the aggregate, reasonably be expected to result in liability to the Company or any of its Subsidiaries having a Material Adverse Effect.

A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.3.

ARTICLE IX: ACCELERATION; WAIVERS, AMENDMENTS AND REMEDIES

9.1.	Termination of Revolving Loan Commitments; Acceleration.

(A)	If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company, any Significant Subsidiary, any Subsidiary Borrower or any Subsidiary Guarantor, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the Issuing Bank or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in each Agreed Currency, in immediately available funds, equal to the difference of (x) one hundred five percent (105%) of the amount of L/C Obligations denominated in such Agreed Currency at such time, less (y) the amount of such Agreed Currency on deposit in the L/C Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, in the aggregate for all Agreed Currencies, the “Collateral Shortfall Amount”), which funds shall be held in the L/C Collateral Account. If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower expressly waives, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the L/C Collateral Account.

(B)	If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the L/C Collateral Account. At any time while any Default is continuing, none of the Borrowers nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the L/C Collateral Account.

(C)	If at any time following any deposit of funds into the L/C Collateral Account pursuant to clause (A) or (B) of this Section 9.1 the Default giving rise to such obligation to deposit cash collateral shall be cured, waived otherwise cease to be continuing and no other Default or any Unmatured Default shall then have occurred and be continuing, the Administrative Agent shall determine the Net Aggregate Credit Exposure at such time and release and disburse funds from the L/C Collateral Account to the Borrowers to the extent required pursuant to Section 2.4(B)(iii).

(D)	If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the Issuing Bank to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.1(F) or (G) with respect to the Company, any Significant Subsidiary, any Subsidiary Borrower or any Subsidiary Guarantor) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

9.2.	Preservation of Rights. No delay or omission of the Lenders, the Issuing Bank or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Issuing Bank and the Lenders until the Obligations have been paid in full in cash.

9.3.	Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender (which is not a defaulting Lender) affected thereby:

(i)	Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender or extend the expiry date of any Letter of Credit to a date after the Revolving Loan Termination Date;

(ii)	Reduce the principal amount of any Loans or Reimbursement Obligations, or reduce the rate or extend the time of payment of interest or fees thereon; provided, however, that (a) modifications to the provisions relating to prepayments of Loans and other Obligations and (b) a waiver or other modification of the application of the default rate of interest pursuant to Section 2.10 hereof shall, in each case, only require the approval of the Required Lenders;

(iii)	Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share”;

(iv)	Increase the amount of the Revolving Loan Commitment of any Lender hereunder or increase any Lender’s Pro Rata Share;

(v)	Permit any Borrower to assign its rights under this Agreement;

(vi)	Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor from its obligations under its respective Guaranty; or

(vii)	Amend this Section 9.3.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) the Issuing Bank shall be effective without the written consent of the Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 13.3(C) without obtaining the consent of any of the Lenders.

ARTICLE X: GENERAL PROVISIONS

10.1.	Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations).

10.2.	Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3.	Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If, subsequent to the Closing Date, any changes in generally accepted accounting principles as in effect in the United States of America are required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants set forth in Section 7.4 or any other financial test set forth in this Agreement or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles in connection with the financial covenants set forth in Section 7.4 and each other financial test set forth in this Agreement shall mean generally accepted accounting principles as in effect in the United States of America as of the Closing Date but giving effect to the relevant Accounting Changes, subject to further modification in accordance with this Section 10.3.

10.4.	Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.5.	Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than any prior agreements and understandings that are expressly stated to survive the effectiveness hereof.

10.6.	Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.7.	Expenses; Indemnification.

(A)	Expenses. The Borrowers shall reimburse the Administrative Agent and the Arrangers for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Administrative Agent) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, distribution (including, without limitation, via the internet) and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arrangers and the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Administrative Agent, the Arrangers and the Lenders) paid or incurred by the Administrative Agent, the Arrangers or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

(B)	Indemnity. The Borrowers further agree to defend, protect, indemnify and hold harmless the Administrative Agent, each Syndication Agent, each Documentation Agent, each Arranger, and each and all of the Lenders and each of their respective Affiliates, and each of such Agents’, Arrangers’, Lenders’ and Affiliates’ respective officers, directors, trustees, investment advisors, employees, attorneys and agents (collectively, the “Indemnitees”), based upon its obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of outside counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents (collectively, the “Indemnified Matters”); provided, however, the Borrowers shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee with respect to the Loan Documents. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(C)	Waiver of Certain Claims; Settlement of Claims. Each Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement and the other Loan Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto.

(D)	Survival of Agreements. The obligations and agreements of the Borrowers under this Section 10.7 and each other provision hereunder or in any other Loan Document whereby the Company or any of its Subsidiaries agrees to reimburse or indemnify any Holder of Obligations shall survive the termination of this Agreement.

10.8.	Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

10.9.	Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation or legal process, (v) to any Person as may be required by law in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in interest rate swap agreements or credit derivative transactions relating to the Loans or to legal counsel, accountants and other professional advisors to such counterparties, (vii) as permitted by Section 13.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

10.10.	Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.11.	Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrowers and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

10.12.	GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWERS AND THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE BORROWERS AND THE ADMINISTRATIVE AGENT, THE ARRANGERS OR THE LENDERS IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

10.13.	CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A)	NON-EXCLUSIVE JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

(B)	SERVICE OF PROCESS.

(i)	EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(ii)	EACH SUBSIDIARY BORROWER HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING REFERRED TO IN THIS SECTION 10.13 AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY THEREOF TO IT CARE OF THE COMPANY AT ITS ADDRESS FOR NOTICES SET FORTH IN ARTICLE XIV OF THIS AGREEMENT.

(C)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.14.	Subordination of Intercompany Indebtedness. Each Borrower agrees that all Intercompany Indebtedness held by such Borrower shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the related obligor. Should any payment, distribution, security or instrument or proceeds thereof be received by such Borrower upon or with respect to the Intercompany Indebtedness in contravention of this Agreement after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G), prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document or Guaranteed Hedging Agreement among the Borrowers and the Lenders (and their Affiliates), such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrowers where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Holders of Obligations. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Guaranteed Hedging Agreement among the Borrowers and the Lenders (and their Affiliates) have been terminated, no Borrower will assign or transfer to any Person any Intercompany Indebtedness.

ARTICLE XI: THE ADMINISTRATIVE AGENT

11.1.	Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code as in effect from time to time in the State of Illinois (or any successor provision) and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

11.2.	Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

11.3.	General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found to have been caused by the gross negligence or willful misconduct of such Person.

11.4.	No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents for perfection or priority of the Liens on any collateral subject to the Loan Documents, the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

11.5.	Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans. Upon receipt of any such instructions from the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), the Administrative Agent shall be permitted to act on behalf of the full principal amount of the Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

11.6.	Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

11.7.	Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

11.8.	The Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent. The obligations and agreements of the Lenders under this Section 11.8 shall survive the termination of this Agreement.

11.9.	Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders”, “Issuing Bank” or “Swing Line Bank” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

11.10	Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

11.11	Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

11.12.	No Duties Imposed Upon Syndication Agents, Documentation Agents or Arrangers. No Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Syndication Agent”, a “Documentation Agent” or an “Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, no Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Syndication Agent”, a “Documentation Agent” or an “Arranger” shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

11.13.	Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

11.14.	Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under terms of this Agreement.

11.15	(C)	Authority with Respect to Guarantees.

(A)	Authority to Take Action. Each Lender authorizes the Administrative Agent to enter into, if a signature thereon becomes necessary, any Guaranty, and to take all action contemplated by such document, including, without limitation, all enforcement actions. Each Lender agrees that no Holder of Obligations (other than the Administrative Agent) shall have the right individually to independently enforce any Guaranty, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Obligations upon the terms of the applicable Guaranty. In furtherance and without limitation of the foregoing, the Administrative Agent is hereby authorized and given a power of attorney by and on behalf of each of the Holders of Obligations to execute any Guaranty, if necessary.

(B)	Authority to Release Guarantors. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under any of the Guarantees (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents and Guaranteed Hedging Agreements or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is permitted by this Agreement (including, without limitation, the permitted sale by the Company or any Subsidiary of one hundred percent (100%) of the Capital Stock of any Subsidiary Guarantor owned by the Company and its Subsidiaries), (iii) as required pursuant to Section 7.2(K) or (iv) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular Subsidiary Guarantors pursuant to this Section 11.15(B).

ARTICLE XII: SETOFF; RATABLE PAYMENTS

12.1.	Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. It is understood and agreed that no deposits of any Foreign Subsidiary Borrower or Indebtedness held by or owing to any Foreign Subsidiary Borrower shall be offset by any Lender and applied towards the Obligations incurred solely by or on behalf of the Company or any Domestic Subsidiary Borrower unless such Foreign Subsidiary Borrower shall be jointly and severally liable for the Obligations of all of the Borrowers at such time pursuant to Section 1.4.

12.2.	Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 2.14(E), 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable share of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made.

12.3.	Relations Among Lenders.

(A)	Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

(B)	The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

12.4.	Disclosure. Each Borrower and each Lender hereby acknowledges and agrees that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their respective Affiliates.

12.5.	Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans and Reimbursement Obligations provided for herein.

12.6.	Representations and Covenants Among Lenders. Each Lender represents and covenants for the benefit of all other Lenders and the Administrative Agent that such Lender is not satisfying and shall not satisfy any of its obligations pursuant to this Agreement with any assets considered for any purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code.

ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1.	Successors and Assigns; Designated Lenders.

(A)	Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participants must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.3(C). The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any promissory note issued hereunder to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to direct or indirect contractual counterparties in interest rate swap agreements or credit derivative transactions relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Revolving Loan or which holds any promissory note issued hereunder as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any promissory note issued hereunder to direct payments relating to such Revolving Loan or promissory note issued hereunder to another Person. Any assignee of the rights to any Revolving Loan or any promissory note issued hereunder agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a promissory note has been issued hereunder in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

(B)	Designated Lenders.

(i)	Subject to the terms and conditions set forth in this Section 13.1(B), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided, that the designation of an Eligible Designee by any Lender for purposes of this Section 13.1(B) shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit K hereto (a “Designation Agreement”) and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, that (w) each Designated Lender shall comply with the provisions of Section 2.14(E) to the same extent as if it were a Lender, (x) all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Section 2.14(E), Article IV or Section 10.7 for any amount which would exceed the amount that would have been payable by any Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional promissory notes shall be required to be issued hereunder with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the promissory notes issued hereunder in its possession as an administrative agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as an administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither any Borrower nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Company or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 13.4, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

(ii)	Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided, that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 13.1(B) shall survive the termination of this Agreement.

13.2.	Participations.

(A)	Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Revolving Credit Obligations of such Lender, any promissory note issued hereunder held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Obligations and the holder of any promissory note issued to it hereunder in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(B)	Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.3.

(C)	Benefit of Certain Provisions. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. Each Borrower further agrees that each Participant shall be entitled to the benefits of Section 2.14(E), Article IV and Section 10.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3; provided, that (i) a Participant shall not be entitled to receive any greater payment under Section 2.14(E), Article IV or Section 10.7 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company and (ii) any Participant agrees to comply with the provisions of Section 2.14(E) and Article IV to the same extent as if it were a Lender.

13.3.	Assignments.

(A)	Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”). Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Administrative Agent and, so long as no Default has occurred and is continuing, the Company, either be in an amount equal to the entire applicable Revolving Loan Commitment and Revolving Credit Obligations of the assigning Lender or (unless each of the Company and the Administrative Agent otherwise consents) be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The amount of the assignment shall be based on the Revolving Loan Commitment and Revolving Credit Obligations subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement.

(B)	Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the consent of the Company shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 13.3(B) shall not be unreasonably withheld or delayed.

(C)	Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 13.3(A) and 13.3(B), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent or unless such assignment is made to such assigning Lender’s Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Revolving Loan Commitment and Revolving Credit Obligations under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Credit Obligations assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(C), the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by promissory notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrowers of the previously issued promissory notes (if any) held by the transferor Lender, new promissory notes issued hereunder or, as appropriate, replacement promissory notes are issued to such transferor Lender, if applicable, and new promissory notes or, as appropriate, replacement promissory notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Revolving Credit Obligations), as adjusted pursuant to such assignment.

(D)	The Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrowers (and the Borrowers hereby designate the Administrative Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.4.	Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound by Section 10.9 of this Agreement.

13.5.	Tax Certifications. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.14(E) and Article IV.

ARTICLE XIV: NOTICES

14.1.	Giving Notice.

(A)	Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 14.1(B)), all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) if to any Borrower, at the address or facsimile number of the Company set forth on the signature pages hereof, (y) in the case of the Lenders or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof (or, with respect to any Lender which is not a party hereto as of the Closing Date, at its address or facsimile number set forth in any Assignment Agreement or Commitment and Acceptance) or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company in accordance with the provisions of this Section 14.1(A). Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided, that notices to the Administrative Agent under Article II shall not be effective until received.

(B)	Electronic Communications.

(i)	Notices and other communications to the Lenders or the Issuing Bank may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company, on behalf of each Borrower, may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided, that such determination or approval may be limited to particular notices or communications.

(ii)	Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

14.2.	Change of Address. Each of the Borrowers and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties hereto, including, without limitation, each Lender. Each Lender may change the address for service of notice upon it by a notice in writing to the Company and the Administrative Agent.

14.3.	USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrowers: When a Borrower opens an account, the Administrative Agent and the Lenders will ask for such Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify such Borrower. The Administrative Agent and the Lenders may also ask to see such Borrower’s legal organizational documents or other identifying documents.

ARTICLE XV: COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        The remainder of this page is intentionally blank.

SIGNATURE PAGE TO ARVINMERITOR, INC. CREDIT AGREEMENT

SIGNATURE PAGE TO ARVINMERITOR, INC. CREDIT AGREEMENT

        IN WITNESS WHEREOF, the Company, the Initial Subsidiary Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                                     ARVINMERITOR, INC., as the Company

                                                     By:___________________________
                                                            Name: Brian Casey
                                                            Title: Vice President and Treasurer

                                                     Address: 2135 W. Maple Road
                                                                       Troy, Michigan 48084-7186

                                                     Attention: [_                               _]
                                                     Telephone No.: [_                           _]
                                                     Facsimile No.: [_                           _]
                                                     E-Mail: [_                                  _]
                                                     FEIN: [_                            _]

                                                     ARVINMERITOR FINANCE IRELAND, as the Initial Subsidiary
                                                     Borrower

                                                     By:___________________________
                                                            Name: James D. Maxwell
                                                            Title: [_                                   _]

                                                     BANK ONE, NA (MAIN OFFICE CHICAGO),
                                                     as Administrative Agent, as Swing Line Lender, as Issuing Bank
                                                     and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                               SIGNATURE PAGE TO ARVINMERITOR, INC. CREDIT AGREEMENT
                               SIGNATURE PAGE TO ARVINMERITOR, INC. CREDIT AGREEMENT
                                                     JPMORGAN CHASE BANK,
                                                     as a Syndication Agent and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                                                     CITICORP NORTH AMERICA, INC.,
                                                     as a Syndication Agent and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                                                     ABN AMRO BANK N.V.,
                                                     as a Documentation Agent and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                                                     BNP PARIBAS,
                                                     as a Documentation Agent and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                                                     UBS SECURITIES LLC,
                                                     as a Documentation Agent and as a Lender

                                                     By:___________________________
                                                            Name:
                                                            Title:

                                                     Address:

                                                     Attention:
                                                     Telephone No.:
                                                     Facsimile No.:
                                                     E-Mail:

                                             [OTHER LENDERS TO FOLLOW]

                                                     A-1-XV-2

                                                        A-1
                                                 PRICING SCHEDULE

                      ============ ============= ============= ============ ============= ============ ============
                         LEVEL       LEVEL II     LEVEL III     LEVEL IV       LEVEL       LEVEL VI     LEVEL VII
                       I STATUS       STATUS        STATUS       STATUS       V STATUS      STATUS       STATUS
===================== ============ ============= ============= ============ ============= ============ ============
===================== ============ ============= ============= ============ ============= ============ ============
       RATING         = Baa2 and      = Baa3                       Ba1        Ba2 and         Ba2         <Ba2
                                                   Ba1 and                      BB+
                                                     BBB-                        or
                                                      or                      Ba1 and
                         = BBB         and         Baa3 and        and           BB           and          or
                                      = BBB-         BB+           BB+                        BB           <BB
===================== ============ ============= ============= ============ ============= ============ ============
===================== ============ ============= ============= ============ ============= ============ ============

Applicable Facility     0.175%        0.25%         0.275%       0.30%        0.35%        0.375%        0.50%
   Fee Percentage
--------------------- ------------ ------------- ------------- ------------ ------------- ------------ ------------

Applicable Floating
    Rate Margin          0.00%        0.00%         0.00%         0.00%        0.15%         0.25%       0.375%
--------------------- ------------ ------------- ------------- ------------ ------------- ------------ ------------

     Applicable
Eurocurrency Margin
 and Applicable L/C
   Fee Percentage       0.825%       1.00%         1.10%         1.20%        1.40%         1.50%       1.625%
--------------------- ------------ ------------- ------------- ------------ ------------- ------------ ------------
--------------------- ------------ ------------- ------------- ------------ ------------- ------------ ------------

     Applicable
  Utilization Fee
     Percentage         0.125%        0.125%        0.125%       0.125%        0.125%       0.125%       0.125%
===================== ============ ============= ============= ============ ============= ============ ============

        For the purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:

        “Level I Status” exists at any date if, on such date, the Company’s Moody’s Rating is Baa2 or better and the Company’s S&P Rating is BBB or better.

        “Level II Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company’s Moody’s Rating is Baa3 or better and the Company’s S&P Rating is BBB- or better.

        “Level III Status” exists at any date if, on such date, (i) the Company has not qualified for Level I or II Status and (ii) the Company’s Moody’s Rating is Ba1 and the Company’s S&P Rating is BBB- OR the Company’s Moody’s Rating is Baa3 and the Company’s S&P Rating is BB+.

        “Level IV Status” exists at any date if, on such date, (i) the Company has not qualified for Level I, II or III Status and (ii) the Company’s Moody’s Rating is Ba1 and the Company’s S&P Rating is BB+.

        “Level V Status” exists at any date if, on such date, (i) the Company has not qualified for Level I, II, III or IV Status and (ii) the Company’s Moody’s Rating is Ba2 and the Company’s S&P Rating is BB+ OR the Company’s Moody’s Rating is Ba1 and the Company’s S&P Rating is BB.

        “Level VI Status” exists at any date if, on such date, (i) the Company has not qualified for Level I , II, III, IV or V Status and (ii) the Company’s Moody’s Rating is Ba2 and the Company’s S&P Rating is BB.

        “Level VII Status” exists at any date if, on such date, the Company has not qualified for Level I, II, III, IV, V or VI Status.

        “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

        In addition to the provisions set forth above, if a split occurs between the Moody’s Rating and the S&P Rating that is greater than one ratings category, then the pricing shall be that set forth above with respect to the combination of (i) the higher of such ratings and (ii) the rating of the other ratings service that is one ratings category below the ratings category corresponding to such higher rating.

        The Applicable Eurocurrency Margin, the Applicable Floating Rate Margin, the Applicable Facility Fee Percentage, the Applicable L/C Fee Percentage and the Applicable Utilization Fee Percentage shall each be determined in accordance with the foregoing table based on the Company’s Status as determined from its then-current Moody’s Rating and S&P Rating. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody’s Rating or no S&P Rating, Level VII Status shall exist.

EXHIBIT A

TO

CREDIT AGREEMENT

Revolving Loan Commitments

  ----------------------------------------------------- -----------------------------------------------------

                         Lender                                      Revolving Loan Commitment
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Bank One, NA (Main Office Chicago)                                        $50,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  JPMorgan Chase Bank                                                       $50,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Citicorp North America, Inc.                                              $100,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  UBS Loan Finance LLC                                                      $75,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  ABN AMRO Bank N.V.                                                        $75,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  BNP Paribas                                                               $75,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Lehman Commercial Paper Inc.                                              $50,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  National City Bank of the Midwest                                         $43,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Bank of America, N.A.                                                     $43,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  SunTrust Bank                                                             $43,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Calyon New York Branch                                                    $43,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Bank of Tokyo-Mitsubishi Trust Company                                    $43,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Comerica Bank                                                             $35,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  The Bank of New York                                                      $30,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Bayerische Landesbank                                                     $30,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  UFJ Bank Limited                                                          $25,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Nordea Bank Finland plc                                                   $25,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  The Bank of Nova Scotia                                                   $25,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Fifth Third Bank, Eastern Michigan                                        $15,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Mizuho Corporate Bank, Ltd.                                               $15,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
  Banco Nazionale del Lavoro SPA - New York Branch                          $10,000,000
  ----------------------------------------------------- -----------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------
                    Total                                                   $900,000,000
  ----------------------------------------------------- -----------------------------------------------------

A-1-XV-1

EXHIBIT A-1

TO

CREDIT AGREEMENT

Eurocurrency Payment Offices

------------------------------------------- -------------------------------------------------------------------------------
             Agreed Currency                                         Eurocurrency Payment Office

euro                                        Bank One, NA  London
                                            London, England
                                            Swift Address: FNBCGB2X
                                            Account Number:  7170610EUR5001
                                            Account Name:  Bank One Loan Services

------------------------------------------- -------------------------------------------------------------------------------
Canadian Dollars*                           Royal Bank of Canada, Toronto
                                            Swift: ROYCCAT2
                                            For Acct: Bank One, Canada Branch
                                            SWIFT: FNBCCATT
                                            Transit No: 07172  Acct No:  000 047 1
                                            For Further Cred to: ArvinMeritor

------------------------------------------- -------------------------------------------------------------------------------
------------------------------------------- -------------------------------------------------------------------------------
Sterling*                                   HSBC Bank PLC - London
                                            London, England
                                            SORT CODE: 40 05 15
                                            SWIFT ADDRESS: MIDLGB22
                                            Account Name: Bank One, London Branch
                                            SORT CODE: 40 50 20
                                            SWIFT ADDRESS: FNBCGB2X
                                            For Futher Credit: Bank One N.A. Cayman Islands
                                            Account Number: 701352GBP5001
------------------------------------------- -------------------------------------------------------------------------------
------------------------------------------- -------------------------------------------------------------------------------
             Agreed Currency                                          U.S. Dollar Payment Office

------------------------------------------- -------------------------------------------------------------------------------
------------------------------------------- -------------------------------------------------------------------------------
Dollars                                     Bank One, NA
                                            Chicago, Illinois  60670
                                            FED ABA:  071 000 013
                                            Account Number:  4811-5286-0000
                                            Account Name:  Loan Processing DP
                                            Account Address:  1 Bank One Plaza, Suite IL1-0665
                                                                   Chicago, IL  60670-0665

------------------------------------------- -------------------------------------------------------------------------------

B-XV-3

B-XV-1

EXHIBIT B

TO

CREDIT AGREEMENT

Form of Borrowing/Election Notice

TO: Bank One, NA (Main Office Chicago), as the “Administrative Agent” under that certain Credit Agreement, dated as of July [___], 2004, by and among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders”, the Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

        The Company hereby gives to the Administrative Agent a Borrowing/Election Notice pursuant to [Section 2.1] [Section 2.2] [Section 2.9] of the Credit Agreement [on behalf of _____________________ (the “Applicable Subsidiary Borrower”)]1 and hereby requests to borrow [on behalf of the Applicable Subsidiary Borrower] on ______________ (the “Borrowing Date”):

(a)	from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $_________ in Revolving Loans as:

1. |_| a Floating Rate Advance (in Dollars)

    2.        |_| a Eurocurrency Rate Advance with the following characteristics:

Interest Period of month(s) Agreed Currency: [Dollars] [euro] [other]

    (b)        from the Swing Line Bank a Swing Line Loan in the principal Dollar Amount of $____________ as:

1. |_| a Floating Rate Advance (in Dollars)

    2.        |_| a Swing Line Loan with the following characteristics:

Agreed Currency: [euro] [Sterling] [Canadian Dollars] [other]

Agreed interest rate of ____% per annum

        The undersigned hereby certifies to the Administrative Agent and the Lenders that: (i) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Loans; (ii) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement [(other than the representation and warranty set forth in Section 6.5 of the Credit Agreement)]2 are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date (unless, on either such date, such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); (iii) [on and as of the date hereof and on and as of the Borrowing Date, the Company has Single Investment Grade Status; (iv)]3 the Dollar Amount of the Revolving Credit Obligations does not, and after making the Loan[s] requested herein would not, exceed the Aggregate Revolving Loan Commitment; [(v)] the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars does not, and after making the Loan[s] requested herein would not, exceed the Foreign Currency Sublimit and [(vi)] all other relevant conditions set forth in Article V of the Credit Agreement have been satisfied.

        Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing/Election Notice.

Dated: ______________                                ARVINMERITOR, INC.[, ON BEHALF OF
                                                              _______________________________], as the Company

                                                              By:________________________
                                                              Name:
                                                              Title:

C-3

C-1

EXHIBIT C

TO

CREDIT AGREEMENT

Form of Request for Letter of Credit

TO:	Bank One, NA (Main Office Chicago), as the “Administrative Agent” under that certain Credit Agreement, dated as of July [___], 2004, by and among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders”, the Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

        Pursuant to Section 3.4 of the Credit Agreement, the Company [on behalf of __________________ (the “Applicable Subsidiary Borrower”)]4 hereby gives to the Issuing Bank a request for issuance of a Letter of Credit on behalf of [the Company] [the Applicable Subsidiary Borrower], for the benefit of                                                 5, in the Dollar Amount of $_________, with an effective date of ______________ (the “Effective Date”) and an expiry date of ______________. The Agreed Currency requested for such Letter of Credit is [Dollars] [euro] [other].

[Insert or attach any applicable instructions and /or conditions].

        The undersigned hereby certifies that: (i) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Effective Date or will result from the issuance of the requested Letter of Credit; (ii) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement [(other than the representation and warranty set forth in Section 6.5 of the Credit Agreement)]6 are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Effective Date (unless, on either such date, such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); (iii) [on and as of the date hereof and on and as of the Effective Date, the Company has Single Investment Grade Status; (iv)]7 the Dollar Amount of the Revolving Credit Obligations does not, and after issuing the Letter of Credit requested hereby would not, exceed the Aggregate Revolving Loan Commitment; [(v)] the Dollar Amount of the Revolving Credit Obligations denominated in Agreed Currencies other than Dollars does not, and after issuing the Letter of Credit requested hereby would not, exceed the Foreign Currency Sublimit and [(vi)] all other relevant conditions set forth in Section 3.4 and Article V of the Credit Agreement have been satisfied.

        Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Request for Letter of Credit.

Dated: ______________                                ARVINMERITOR, INC., [ON BEHALF OF ______________], as the
                                                              Company

                                                              By:________________________
                                                              Name:
                                                              Title:

D-7

D-1

EXHIBIT D

TO

CREDIT AGREEMENT

Form of Assignment Agreement

        This Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the “Credit Agreement” identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.       Assignor:
                              ---------------------------------------------------

2.       Assignee:                                                                [and is an Affiliate/Approved
                              ---------------------------------------------------
                              Fund of [identify Lender]]8

3.       Company:             ArvinMeritor, Inc.
                              ---------------------------------------------------

4.       Administrative       Bank One, NA (Main Office Chicago), as the
         Agent:               Administrative Agent under the Credit Agreement
                              ---------------------------------------------------

5.       Credit Agreement     The Credit Agreement, dated as of July [__], 2004, by and among ArvinMeritor, Inc., an
                              Indiana corporation (the "Company"), the "Subsidiary Borrowers" from time to time parties thereto, the institutions from time to time parties thereto as "Lenders", Bank
                              One, NA (Main Office Chicago), as Administrative Agent, JPMorgan Chase Bank and
                              Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP
                              Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

6.       Assigned Interest:

----------------------------- --------------------------------- -------------------------- ----------------------------
                              Aggregate Dollar Amount of        Dollar Amount of
                              Revolving Loan Commitment/Loans   Revolving Loan             Percentage Assigned of
                              for all Lenders*                  Commitment/Loans           Revolving Loan
Facility Assigned                                               Assigned*                  Commitment/Loans9
----------------------------- --------------------------------- -------------------------- ----------------------------
----------------------------- --------------------------------- -------------------------- ----------------------------
Revolving Loan Commitment     $                                 $                          _______%
----------------------------- --------------------------------- -------------------------- ----------------------------
----------------------------- --------------------------------- -------------------------- ----------------------------

6.       Trade Date:                                                                       10
                              ------------------------------------------------------------

Effective Date:  ____________,  20__ [TO BE INSERTED BY THE  ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE
DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

         The terms set forth in this Assignment Agreement are hereby agreed to:

                                                          ASSIGNOR
                                                          [NAME OF ASSIGNOR]

                                                          By:
                                                                ------------------------------------------------
                                                                Name:
                                                                Title:
                                                          ASSIGNEE
                                                          [NAME OF ASSIGNEE]

                                                          By:
                                                                ------------------------------------------------
                                                                Name:
                                                                Title:
[Consented to and]11 Accepted:
BANK ONE, NA (MAIN OFFICE CHICAGO), as Administrative
Agent

By:    ___________________________
         Name:
         Title:

[Consented to:

ARVINMERITOR, INC., as the Company
By:
         Name:
         Title:]12

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

    1.        Representations and Warranties.

        1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

    1.2.        Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment Agreement, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are assets considered for purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code, and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it is not relying on or looking to any Margin Stock for repayment of the Loans and Reimbursement Obligations provided for in the Credit Agreement, (vi) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement, (vii) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (viii) attached as Schedule 1 to this Assignment Agreement is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees (i) that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

    2.        Payments. The Assignee shall pay the Assignor, on the Effective Date, the Dollar Amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

    3.        General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois.

SCHEDULE 1 – PART I

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)
(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

SCHEDULE 1 – PART II

U.S. AND NON-U.S. TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)
(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

E-1-1

EXHIBIT E-1

TO

CREDIT AGREEMENT

Form of Initial Loan Parties’ U.S. Counsel Opinion

Attached.

E-2-1

EXHIBIT E-2

TO

CREDIT AGREEMENT

Form of Initial Subsidiary Borrower’s Ireland Counsel’s Opinion

Attached.

F-1

EXHIBIT F

TO

CREDIT AGREEMENT

List of Closing Documents

Attached.

G-2

G-1

EXHIBIT G

TO

CREDIT AGREEMENT

Form of Compliance Certificate13

        Pursuant to Section 7.1(A)(iii) of that certain Credit Agreement, dated as of July [__], 2004, among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders”, Bank One, NA (Main Office Chicago), as Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Company, through a Designated Financial Officer, hereby delivers this Compliance Certificate (this “Certificate”) to the Administrative Agent, together with the financial statements being delivered to the Administrative Agent pursuant to Section 7.1(A)[(i)][(ii)] of the Credit Agreement for the accounting period as at, and for the periods ending on, ____________, ____ (the “Financial Statements”). Capitalized terms used herein and in the Schedules attached hereto shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

15.1.     1. I am the duly appointed [_____________] of the Company and constitute a Designated Financial Officer under (and as defined in) the Credit Agreement.

15.2.     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

15.3.     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default as of the date of this Certificate, except as set forth below.

15.4.     4. Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants and other provisions of the Credit Agreement related to the information set forth on the Financial Statements, all of which data and computations are true, complete and correct and in conformity with Agreement Accounting Principles.

15.5.     5. Schedule II attached hereto sets forth the Moody’s Rating and S&P Rating of the Company.

15.6.     6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement.

15.7.     7. The information set forth herein is accurate as of _____________, 20__, and the Financial Statements delivered herewith fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the dates indicated and the results of their operations and cash flows and changes in their financial position for the periods ending on the date indicated in conformity with Agreement Accounting Principles, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

15.8.     8. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

15.9.

The foregoing certifications, together with the computations set forth in Schedule I hereto, the information set forth in Schedule II hereto and the Financial Statements delivered with this Certificate attached as Schedule III hereto in support hereof, are made and delivered this _____ day of __________, 20___.

                                                     ARVINMERITOR, INC., as the Company

                                                          By:
                                                              Name:
                                                              Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of __________, _____

with certain provisions of the Credit Agreement

        The computations set forth in this Schedule I are designed to facilitate the calculation of financial covenants and certain other provisions in the Credit Agreement relating to the information set forth in the Company’s consolidated financial statements delivered with this Certificate. The computations set forth in this Schedule I have been made in accordance with Agreement Accounting Principles which may not conform with generally accepted accounting principles. The use of abbreviated terminology and/or descriptions in the computations below are not in any way intended to override or eliminate the more detailed descriptions for such computations set forth in the relevant provisions of the Credit Agreement, all of which shall be deemed to control. In addition, the failure to identify any specific provisions or terms of the Credit Agreement in this Schedule I does not in any way affect their applicability during the periods covered by such financial statements or otherwise, which shall in all cases be governed by the Credit Agreement. For purposes of this Schedule I, the “Measurement Quarter” shall be the fiscal quarter of the Company ending on the date set forth above.

I.       FINANCIAL COVENANTS

         A.       DEBT RATIO (Section 7.4(A))

         1.       Total Indebtedness (as of the end of the Measurement Quarter)

                  a.       "Indebtedness" (as broadly defined in the Credit Agreement)
                           of the Company and its consolidated Subsidiaries14           $_________

                  b.       minus Indebtedness in respect of the Preferred
                           Capital Securities                                           -        $_________

                  c.       minus Foreign Factoring Transactions carveout

                           i.  Receivables Facility Attributable
                               Indebtedness arising in connection with
                               Foreign Factoring Transactions   $__________

                           ii. Maximum carveout                              $75,000,000

                           iii.Foreign Factoring Transactions carveout
                               (lesser of I.A.1.c.i. and I.A.1.c.ii.)                   -        $_________

                  d.       minus Permitted Receivables Financings carveout

                           i.  Receivables Facility Attributable
                               Indebtedness arising in connection with
                               Permitted Receivables Financings        $__________

                           ii. Maximum carveout                              $250,000,000

                           iii.Permitted Receivables Financings carveout
                               (lesser of I.A.1.d.i. and I.A.1.d.ii.)                   -        $_________

                  e.       minus the amount identified on the Company's
                           consolidated balance sheet as "cash and cash equivalents"
                           to the extent (i) such cash and cash equivalents are
                           unrestricted and (ii) such amount is greater than
                           $50,000,000 but less than $150,000,000                       -        $_________

                  f.       = Total Indebtedness (sum of I.A.1.a. through I.A.1.e.)      =        $_________

         2.       EBITDA (for the four consecutive fiscal quarters then ending)

                  a.       consolidated net income (or loss) of the Company
                           and its Subsidiaries                                                  $_________

                  b.       plus Interest Expense (I.B.2.d.)                             +        $_________

                  c.       plus income taxes                                    +       $_________

                  d.       plus depreciation expense                            +       $_________

                  e.       plus amortization expense                            +       $_________

                  f.       minus (plus) any extraordinary gains (losses)                -/+      $_________

                  g.       minus (plus) any special, non-recurring, non-cash gains
                           (charges) such as those arising out of the ongoing
                           restructuring or consolidation of the operations of the
                           Company and its Subsidiaries                                 -/+      $_________

                  h.       minus (plus) the cumulative effect of Accounting Changes
                           listed below and adopted after the Closing Date:
                           ____________________________________________
                           ____________________________________________         +/-     $_________

                  i.       =   EBITDA (sum of I.A.2.a. through I.A.2.h.)                =        $_________

         3.       Debt Ratio (Ratio of I.A.1.f. to I.A.2.i.)                                      ____ to 1.00

         4.       Maximum Debt Ratio                          3.25 to 1.00  as of the  end of each  fiscal  quarter
                                                                  from the Closing Date through and  including  the
                                                                  fiscal quarter ending March 31, 2007
                                                              3.00 to 1.00  as of the  end of each  fiscal  quarter
                                                                  ending after March 31, 200715

                  The Debt Ratio in I.A.3. shall not exceed the Maximum Debt Ratio in I.A.4.

         B.       MINIMUM FIXED CHARGE COVERAGE RATIO (Section 7.4(B))

         1.       FIXED CHARGES (for the four consecutive fiscal quarters then ending)

                  a.       EBITDA (I.A.2.h.)                                            $_________

                  b.       minus Capital Expenditures as shown on the
                           statement of consolidated cash flows for the
                           applicable four-quarter period                               -        $_________

                  c.       minus to the extent not subtracted in I.B.1.b. above,
                           Capitalized Leases                                           -        $_________

                  d.       =   Fixed Charges (sum of I.B.1.a. through I.B.1.c.) =       $_________

         2.       INTEREST EXPENSE (for the four consecutive fiscal quarters then ending)

                  a.       consolidated interest expense of the Company
                           and its Subsidiaries                                                  $_________

                  b.       minus interest income received by the Company and
                           its Subsidiaries from Investments                    -       $_________

                  c.       minus Receivables Facility Financing Costs
                           (to the extent constituting interest expense
                           in I.B.2.a. above)                                           -        $_________

                  d.       =   Interest Expense (sum of I.B.2.a. though I.B.2.c.)       =        $_________

         3.       Fixed Charge Coverage Ratio (Ratio of I.B.1.d. to I.B.2.d.)                     ____ to 1.00

         4.       Minimum Fixed Charge Coverage Ratio                                             1.50 to 1.00

                  The Fixed Charge Coverage Ratio in I.B.3. shall not be less than the Minimum Fixed Charge
                  Coverage Ratio in I.B.4.

II.      ASSET SALES (Section 7.3(C))

         A.       TEST BASIS

         1.       Date of the first Asset Sale consummated after the
                  Closing Date                                                          ________________

         2.       Aggregate book value of the Company's Consolidated
                  Assets as of the end of the fiscal quarter immediately
                  preceding the above-referenced Asset Sale                     ________________

         B.       ANNUAL BASKET (for the fiscal year containing the Measurement Quarter)

         1.       25.0% of the amount set forth in II.A.2.                              ________________

         2.       State whether the aggregate proceeds generated by all Asset
                  Sales of the Company and its Subsidiaries during the fiscal year containing the Measurement Quarter exceed the
                  amount set forth in in II.B.1.                                                       Yes/No

         C.       CUMULATIVE BASKET (for the period from the Closing Date through the Measurement Quarter)

         1.       40.0% of the amount set forth in II.A.2.                              ________________

         2.       State whether the aggregate proceeds generated by all Asset
                  Sales of the Company and its Subsidiaries since the Closing
                  Date exceed the amount set forth in II.C.1.                                Yes/No

         The Administrative Agent may request a certificate of a Designated Financial Officer setting forth a calculation (in detail reasonably satisfactory to the Administrative Agent) of the amount described in each of Items II.B.2. and II.C.2. confirming the Company's statements in respect of such Items.

III.  CERTAIN OTHER MISCELLANEOUS BASKETS BASED ON FINANCIAL STATEMENTS

         A.       Material Domestic Subsidiary Classification (Definitions, Section 7.2(K)(i))16

         1.       5.0% of the Company's Consolidated Assets as of the last day
                  of the Measurement Quarter                                            $_________

         2.       5.0% of the Company's Consolidated Sales for the Measurement
                  Quarter                                                                        $_________

         3.       5.0% of the Company's Consolidated Operating Profit for the
                  Measurement Quarter                                                   $_________

         4.       Identify on Exhibit A hereto each  Domestic  Subsidiary  of the Company  (a)(i) the total  assets
(determined on a consolidated  basis for such Subsidiary and its  Subsidiaries)  of which as of the last day of the
Measurement  Quarter exceed the amount in III.A.1.,  (ii) the total sales  (determined on a consolidated  basis for such Subsidiary and its Subsidiaries) of which for the Measurement  Quarter exceed the amount in III.A.2.  or (iii)
the total  operating  profits  (determined on a consolidated  basis for such  Subsidiary and its  Subsidiaries)  of which for the  Measurement  Quarter  exceed  the  amount  set forth in  III.A.3.  and (b) that is not a  Subsidiary
Guarantor.

         B.       Additional Subsidiary Guarantors (Section 7.2(K)(ii))

         1.       Identify on Exhibit B hereto each Subsidiary of the Company that (i) guarantees any
Indebtedness of the Company other than the Obligations and (ii) is not a Subsidiary Guarantor.

The Administrative Agent may request a certificate of a Designated Financial Officer setting forth a complete list of the existing and required Subsidiary Guarantors as of the end of any fiscal quarter and, to the extent applicable as of such date, calculations (in detail reasonably satisfactory to the Administrative Agent)
confirming which Subsidiaries of the Company constitute Material Domestic Subsidiaries as of such date.

         C.       Non-Guarantor Subsidiary Indebtedness (Section 7.3(A))

         1.       5.0% of the Company's Consolidated Assets as of the last day
                  of the fiscal quarter immediately preceding the Measurement Quarter   $_________

         2.       State whether the amount of "Indebtedness" (as broadly defined in the Credit Agreement) of Non-Guarantor Subsidiaries not otherwise permitted under Section 7.3(A)(i) to (v) ("General Indebtedness")
                  exceeded the amount set forth in III.C.1. at any time during the
                  Measurement Quarter                                                                   Yes/No

         D.       Investments (Section 7.3(E))

         1.       7.5% of the Company's Consolidated Assets as of the last day
                  of the fiscal quarter immediately preceding the Measurement Quarter   $_________

         2.       State whether the amount of Investments not otherwise permitted under Section 7.3(E)(i) to (vii) ("General Investments")
                  exceeded the amount set forth in III.D.1. at any time during the
                  Measurement Quarter                                                                   Yes/No

         E.       Liens (Section 7.3(F))

         1.       State whether the amount of Indebtedness secured by Liens not otherwise permitted by Section 7.3(F)(i) to (xix) (the "General Lien Amount")
                  exceeded $50,000,000 at any time during the Measurement Quarter                       Yes/No

EXHIBIT A

TO

SCHEDULE 1 of COMPLIANCE CERTIFICATE

New Material Domestic Subsidiaries

EXHIBIT B

TO

SCHEDULE 1 of COMPLIANCE CERTIFICATE

Additional Subsidiary Guarantors

SCHEDULE II TO COMPLIANCE CERTIFICATE

Ratings

The rating now in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement is:

                                   ________ from Moody's

                                   ________ from S&P

SCHEDULE III TO COMPLIANCE CERTIFICATE

Reports and Deliveries

Attached.

15

EXHIBIT H

TO

CREDIT AGREEMENT

Form of Subsidiary Guaranty

SUBSIDIARY GUARANTY

        THIS SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of July 6, 2004, by ArvinMeritor OE, LLC, a Delaware limited liability company, Meritor Heavy Vehicle Systems, LLC, a Delaware limited liability company, Purolator Products NA, Inc., a Delaware corporation, and Purolator Products Company, a Delaware corporation (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of Bank One, NA (Main Office Chicago), as the “Administrative Agent” for the benefit of itself, the “Lenders” and the other “Holders of Obligations” (in each case, under and as defined in the “Credit Agreement” described below). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

WITNESSETH:

        WHEREAS, ArvinMeritor, Inc., an Indiana corporation (the “Company”), has entered into that certain Credit Agreement, dated as of July 6, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, ArvinMeritor Finance Ireland Ltd., a company organized under the laws of Ireland, and the other “Subsidiary Borrowers” from time to time parties thereto (together with the Company, the “Borrowers”), the financial institutions from time to time parties thereto as “Lenders”, the Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrowers;

        WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the “Subsidiary Guarantors” (under and as defined in the Credit Agreement, and constituting all Material Domestic Subsidiaries and certain other Subsidiaries of the Company required to execute a Guaranty pursuant to Section 7.2(K) of the Credit Agreement) execute and deliver a Guaranty, whereby each of the Subsidiary Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents and all Hedging Obligations owing by the Company under Guaranteed Hedging Agreements (all Guaranteed Hedging Agreements and the Loan Documents being referred to herein collectively as the “Transaction Documents”); and

        WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations under the Credit Agreement and the other Transaction Documents;

        NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XVI: Representations, Warranties and Covenants. In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Transaction Documents on the Closing Date (which representations and warranties shall be deemed to have been renewed on each date the representations and warranties set forth in Article VI of the Credit Agreement are made as required by Section 5.2 thereof):

(A)	It is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (in jurisdictions where applicable) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a Material Adverse Effect.

(B)	It has the corporate or other power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

1.	Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or such Guarantor’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 7.3(F) of the Credit Agreement) in, of or on the Property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

ARTICLE XVII: The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Advance made to the Borrowers pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrowers or the performance by the Borrowers of such Reimbursement Obligations, (iii) all other amounts payable by the Borrowers under the Credit Agreement and the other Transaction Documents, and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrowers of all of the agreements, conditions, covenants, and obligations of the Borrowers contained in the Transaction Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by any Borrower to pay punctually any such amount or perform such obligation, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Transaction Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

ARTICLE XVIII: Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)	any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)	any modification or amendment of or supplement to the Credit Agreement or any other Transaction Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)	any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations;

(iv)	the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)	the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Transaction Document or any provision of applicable law or regulation purporting to prohibit the payment of any of the Guaranteed Obligations by any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations;

(a)	the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(b)	the election by, or on behalf of, any one or more of the Holders of Obligations, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(c)	any borrowing or grant of a security interest by any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(d)	the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(e)	the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

(f)	any other act or omission to act or delay of any kind by any Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder; or

(vi)	any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

ARTICLE XIX: Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Subject to any prior release herefrom of any Guarantor by the Administrative Agent in accordance with (and pursuant to authority granted to the Administrative Agent under) the terms of the Credit Agreement, each Guarantor’s obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash and the Revolving Loan Commitments, the Swing Line Commitment and all Letters of Credit issued under the Credit Agreement (and obligations to issue the same) shall have terminated or expired, and all other financing arrangements among the Borrowers or any Guarantor and the Holders of Obligations under or in connection with the Credit Agreement, each Guaranteed Hedging Agreement and each other Transaction Document shall have terminated (herein, the “Termination Conditions”), and until the prior and complete satisfaction of the Termination Conditions all of the rights and remedies under this Agreement and the other Transaction Documents shall survive. If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement or any other Transaction Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

ARTICLE XX: General Waivers; Additional Waivers.

(A)	General Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations or any other Person.

(B)	Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)	any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(g)	(A) notice of acceptance hereof; (B) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Transaction Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Holders of Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Transaction Documents; (F) notice of any Unmatured Default or Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Transaction Documents) and demands to which each Guarantor might otherwise be entitled;

(h)	its right, if any, to require the Administrative Agent and the Holders of Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Holders of Obligations now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by such other guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

(i)	(A) any rights to assert against the Administrative Agent and the Holders of Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Holders of Obligations; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the Holders of Obligations’ rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Holders of Obligations of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Holders of Obligations by operation of law as a result of the Administrative Agent’s and the Holders of Obligations’ intervention or omission; or (4) the acceptance by the Administrative Agent and the Holders of Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(j)	any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Obligations; or (b) any election by the Administrative Agent and the other Holders of Obligations under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

ARTICLE XXI: Subrogation; Subordination of Intercompany Indebtedness.

(A)     Subrogation. Until the prior and complete satisfaction of all Termination Conditions, each Guarantor, (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Holders of Obligations or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Holders of Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Holders of Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Guarantor may have to prior and complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Holders of Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Holders of Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(B)     Subordination of Intercompany Indebtedness. Each Guarantor agrees that all Intercompany Indebtedness held by such Guarantor shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations and the satisfaction of all other Termination Conditions; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the related obligor. Should any payment, distribution, security or instrument or proceeds thereof be received by such Guarantor upon or with respect to the Intercompany Indebtedness in contravention of the Credit Agreement or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G) of the Credit Agreement, prior to the satisfaction of all of the Termination Conditions, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Obligations, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Holders of Obligations. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Guarantor agrees that until the prior and complete satisfaction of all Termination Conditions, no Guarantor will assign or transfer to any Person any Intercompany Indebtedness.

ARTICLE XXII: Contribution with Respect to Guaranteed Obligations.

(A)	To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B)	As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.	This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

3.	The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

4.	The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the prior and complete satisfaction of the Termination Conditions.

ARTICLE XXIII: Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower at any time while this Guaranty is in effect, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Transaction Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

ARTICLE XXIV: Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XIV.

                                    Notice Address for Guarantors:

                                    c/o ArvinMeritor, Inc.
                                    2135 West Maple Road
                                    Troy, Michigan 48084-7186
                                    Attention:  Treasurer
                                    Telephone No.:  248 435-0012
                                    Facsimile No.:  248 435-1189

ARTICLE XXV: No Waivers. No failure or delay by the Administrative Agent or any Holder of Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement and the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE XXVI: Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Holders of Obligations and their respective successors and permitted assigns. In the event of an assignment of any amounts payable under the Credit Agreement or the other Transaction Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness; provided, that any rights hereunder applicable to Hedging Obligations arising under Guaranteed Hedging Agreements may be assigned only to the extent such Hedging Obligations are assigned to a Lender or an Affiliate of any Lender. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 11 shall be null and void.

ARTICLE XXVII: Changes in Writing. Other than in connection with the addition of an additional Subsidiary, which shall become a party hereto by executing a Supplement hereto in the form attached as Annex I, and subject to Section 11.15(B) of the Credit Agreement, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of Section 9.3 of the Credit Agreement).

ARTICLE XXVIII: GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE HOLDERS OF OBLIGATIONS IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

ARTICLE XXIX: CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

    (A)        NON-EXCLUSIVE JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

    (B)        SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

    (C)        WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF OBLIGATIONS, IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF OBLIGATIONS, AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY HOLDER OF OBLIGATIONS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE XXX: No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

ARTICLE XXXI: Taxes; Expenses of Enforcement, Etc.

(A)     Taxes. Each Guarantor agrees to be bound by the terms and provisions of Section 2.14(E) of the Credit Agreement (including, without limitation, the promises made and the obligations accepted by the Borrowers therein), as if each reference in such Sections (i) to any “Borrower” were a reference to such Guarantor, (ii) to the Credit Agreement (including any reference to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring thereto) were a reference to this Guaranty, and (iii) to any “Lender” or the “Lenders” were a reference to any “Holder of Obligations” or the “Holders of Obligations”.

(B)     Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, the Required Lenders shall have the right at any time after the occurrence and during the continuance of a Default to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. In addition to guaranteeing the Borrowers’ expense reimbursement and indemnification obligations described in Section 10.7 of the Credit Agreement (and without limiting the same), the Guarantors agree to reimburse the Administrative Agent and the Holders of Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Administrative Agent and the Holders of Obligations), paid or incurred by the Administrative Agent or any Holder of Obligations in connection with the collection and enforcement of amounts due under this Guaranty.

ARTICLE XXXII: Setoff. At any time after the occurrence and during the continuance of a Default, each Holder of Obligations and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations then due and payable (by acceleration or otherwise) (i) any indebtedness due or to become due from such Holder of Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Obligations or the Administrative Agents.

ARTICLE XXXIII: Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Obligations or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Obligations or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Obligations or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Obligations or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Guarantor or (iv) to provide any such information to any other Guarantor.

ARTICLE XXXIV: Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

II.	Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Obligations or the Administrative Agent.

III.	Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

IV.	Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

        The remainder of this page is intentionally blank.

Signature Page to Steelcase Guaranty

SIGNATURE PAGE TO SUBSIDIARY GUARANTY

        IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                                                    ArvinMeritor OE, LLC

                                                    By: ___________________________
                                                    Name:
                                                    Title:

                                                    Meritor Heavy Vehicle Systems, LLC

                                                    By: ___________________________
                                                    Name:
                                                    Title:

                                                    purolator products na, inc.

                                                    By: ___________________________
                                                    Name:
                                                    Title:

                                                    purolator products COMPANY

                                                    By: ___________________________
                                                    Name:
                                                    Title:

Acknowledged this ___ day of July, 2004 BANK ONE, NA (MAIN OFFICE CHICAGO), as Administrative Agent

By: ___________________________Name:
Ric HuttenlocherTitle:
Managing Director

H-1

ANNEX I TO GUARANTY

        Reference is hereby made to the Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of July 6, 2004, made by ArvinMeritor OE, LLC, a Delaware limited liability company, Meritor Heavy Vehicle Systems, LLC, a Delaware limited liability company, Purolator Products NA, Inc., a Delaware corporation, and Purolator Products Company, a Delaware corporation (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of Bank One, NA (Main Office Chicago), as the Administrative Agent for the benefit of itself, the Lenders and the other Holders of Obligations (in each case, under and as defined in the Credit Agreement). Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

        By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

        IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.

                                                    [NAME OF NEW GUARANTOR]

                                                    By: ___________________________
                                                    Name:
                                                    Title:

I-2

I-1

EXHIBIT I

TO

CREDIT AGREEMENT

Form of Revolving Loan Note

[_________], 20[__]

        [ARVINMERITOR, INC., an Indiana corporation (the “Company”)] [NAME OF APPLICABLE SUBSIDIARY BORROWER (the “Applicable Subsidiary Borrower”)], promises to pay to the order of __________________ (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the [Company] [Applicable Subsidiary Borrower] pursuant to Article II of the below-described Credit Agreement. Such payments shall be made in immediately available funds on the dates and at the offices of Bank One, NA (Main Office Chicago), as Administrative Agent, specified in the Credit Agreement, together with interest on the unpaid principal amount thereof at the rates and on the dates determined in accordance with the Credit Agreement. The [Company] [Applicable Subsidiary Borrower] shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Termination Date and as otherwise set forth in the Credit Agreement.

        The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

        This Revolving Loan Note (this “Note”) is one of the promissory notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of July [__], 2004, by and among [the Company, the] [ArvinMeritor, Inc., an Indiana corporation, the Applicable Subsidiary Borrower, the other] “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders”, Bank One, NA (Main Office Chicago), as Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrowers (including the [Company] [Applicable Subsidiary Borrower]) from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitment.

        The [Company] [Applicable Subsidiary Borrower] hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

        This Note shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois, but giving effect to applicable federal laws.

                                                     [ARVINMERITOR, INC.] [NAME OF APPLICABLE SUBSIDIARY
                                                          BORROWER], as the [Company] [Applicable Subsidiary
                                                          Borrower]

                                                          By:
                                                              Name:
                                                              Title:

Revolving Loan and Principal Payment Schedule

to

[ArvinMeritor, Inc.] [Name of Applicable Subsidiary Borrower] Revolving Loan Note
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Date                 Revolving Loan            Period
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J-2

J-1

EXHIBIT J

TO

CREDIT AGREEMENT

Form of Assumption Letter

[Date]

To the Administrative Agent and the Lendersparty
to the Credit Agreementreferred
to below

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of July [__], 2004, among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the undersigned (upon the effectiveness of this Assumption Letter and the satisfaction of certain other conditions), the other “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders”, Bank One, NA (Main Office Chicago), as Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

        The undersigned, [_____________], a[n] [__________ corporation/limited liability company/partnership] [company organized under the laws of [_____________]] (the “New Subsidiary Borrower”), wishes to become a “Subsidiary Borrower” under and as defined in the Credit Agreement, and accordingly hereby agrees that, subject to the satisfaction of the conditions set forth in Section 2.23 and 5.3 of the Credit Agreement, from the date hereof it shall become a “Subsidiary Borrower” under the Credit Agreement, and until the payment in full of the principal of and interest on all Loans made to it and performance of all of its other obligations thereunder, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a “Borrower” or a “Subsidiary Borrower.” Without limiting the generality of the foregoing, the New Subsidiary Borrower hereby represents and warrants that: (i) the representations and warranties relating to such New Subsidiary Borrower and, to the extent applicable, its Subsidiaries, set forth in Article VI of the Credit Agreement [(including, without limitation, those set forth in Section 6.23)] [(other than the representation and warranty set forth in Section 6.5 of the Credit Agreement)]17 are true and correct on and as of the date hereof, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments or modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the New Subsidiary Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Section 1.3, Article II, Section 10.13(B)(ii) or otherwise in Credit Agreement.

        CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

        This Assumption Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the New Subsidiary Borrower has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                                     [NAME OF SUBSIDIARY], as the New Subsidiary Borrower

                                                          By:
                                                          Name:
                                                          Title:

                                                          Address for Notices under the Credit Agreement:

                                                           [_____________]

Acknowledged by and consented to:

BANK ONE, NA (MAIN OFFICE CHICAGO),as
Administrative Agent

By: _____________________________________Name:Title:

ARVINMERITOR, INC., as the Company

By: _____________________________________Name:Title:

K-2

K-1

EXHIBIT K

TO

CREDIT AGREEMENT

Form of Designation Agreement

Dated ____________, 20__

        Reference is made to that certain Credit Agreement, dated as of July [__], 2004, among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the “Subsidiary Borrowers” from time to time parties thereto, the financial institutions from time to time parties thereto as “Lenders”, Bank One, NA (Main Office Chicago), as Administrative Agent, JPMorgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

        ______________ (the “Designating Lender”) and ______________ (the “Designated Lender”) agree as follows:

(c)	The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

(d)	The Designating Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

(e)	The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Articles VI and VII thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Sections 13.1(B)(i) and 13.4 thereof); (vi) agrees that it will comply with the provisions of Section 2.14(E) of the Credit Agreement to the same extent as if it were a Lender; and (vii) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

(f)	Following the execution of this Designation Agreement by the Designating Lender and the Designated Lender, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the “Effective Date”).

(g)	Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to Article II of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

(h)	Each party to this Designation Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after payment in full of all outstanding senior indebtedness of any Designated Lender; provided, that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 6 of the Designation Agreement shall survive the termination of this Designation Agreement and termination of the Credit Agreement.

(i)	This Designation Agreement shall be governed by, and construed in accordance with, the laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to the conflicts of law provisions) of the State of Illinois.

        IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date18:

                                                          [NAME OF DESIGNATING LENDER], as the Designating Lender

                                                          By:  _____________________________
                                                          Name:
                                                          Title:

                                                          [NAME OF DESIGNATED LENDER], as the Designated Lender

                                                          By:  ______________________________
                                                          Name:
                                                          Title:

Accepted and Approved this____
day of ________, _____

BANK ONE, NA (MAIN OFFICE CHICAGO),

as Administrative Agent

By: ______________________________Name:Title:

EXHIBIT L

TO

CREDIT AGREEMENT

Form of Commitment and Acceptance

Dated [_______________]

        Reference is made to that certain Credit Agreement, dated as of July [__], 2004, among ArvinMeritor, Inc., an Indiana corporation (the “Company”), the “Subsidiary Borrowers” from time to time parties thereto, the institutions from time to time parties thereto as “Lenders” and Bank One, NA (Main Office Chicago), as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meaning.

        Pursuant to Section 2.22 of the Credit Agreement, the Company has requested an increase in the Aggregate Revolving Loan Commitment from $______________ to $_____________. Such increase in the Aggregate Revolving Loan Commitment is to become effective on the date (the “Effective Date”) which is the later of (i) _________, ____ and (ii) the date on which the conditions precedent set forth in Section 2.22(C) in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Revolving Loan Commitment, the Company, the Administrative Agent and _________________ (the “Accepting Bank”) hereby agree as follows:

    1.        Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Revolving Loan Commitment under and for purposes of the Credit Agreement in a Dollar Amount equal to the] [the Revolving Loan Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_________ to the] Dollar Amount set forth opposite the Accepting Bank’s name on the signature page hereof.

    [2.        The Accepting Bank hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its interest thereunder, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Commitment and Acceptance, (iv) it is not satisfying and shall not satisfy any of its obligations pursuant to the Credit Agreement with any assets considered for purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code, and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it is not relying on or looking to any Margin Stock for repayment of the Loans and Reimbursement Obligations provided for in the Credit Agreement, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance and to assume its interest under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Commitment and Acceptance is any documentation required to be delivered by the Accepting Bank with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Accepting Bank and (b) agrees (i) that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.]19

    [3.]        The Company hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties of the Company contained in Article VI of the Credit Agreement [(other than the representation and warranty set forth in Section 6.5 of the Credit Agreement)]20 shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date; [and] (b) [the Company has Single Investment Grade Status; and (c)]21 no event shall have occurred and then be continuing which constitutes a Default or an Unmatured Default.

    [4.]        THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

    [5.]        This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     ARVINMERITOR, INC., as the Company

                                                     By:
                                                     Title:

                                                     BANK ONE, NA (MAIN OFFICE CHICAGO),
                                                     as Administrative Agent

                                                     By:
                                                     Title:

COMMITMENT                                                   ACCEPTING BANK

$                                                            [BANK]

                                                             By:
                                                             Title:

[SCHEDULE 1 – PART I

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit) (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)]22

[SCHEDULE 1 – PART II

U.S. AND NON-U.S. TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit) (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844) (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)]23

* As of the Closing Date, Canadian Dollars and Sterling shall only constitute Agreed Currencies with respect to Swing Line Loans. 1 Insert name of any applicable Subsidiary Borrower.

2 Insert if the Company has Single Investment Grade Status. 3 Insert if the Company has Single Investment Grade Status. 4 Insert name of any applicable Subsidiary Borrower. 5 Insert name of beneficiary. 6 Insert if the Company has Single Investment Grade Status. 7 Insert if the Company has Single Investment Grade Status. 8 Select as applicable.
*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Revolving Loan Commitment or Loans of all

Lenders thereunder.

10 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date. 11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit

      Agreement.

12 To be added only if the consent of the Company is required by the terms of the Credit Agreement. 13 Appropriate modifications acceptable to the Administrative Agent shall be made to this Exhibit G in the context of demonstrating pro forma covenant compliance as a condition precedent to a Permitted Acquisition. 14 ArvinMeritor to advise whether it would prefer a detailed enumeration of the various components of "Indebtedness", which is now defined more broadly than in the Existing Credit Agreement. 15 In the case of a Compliance Certificate delivered in connection with a Permitted Acquisition, the
Maximum Debt Ratio shall be (i) 3.00 to 1.00 as of the end of the applicable twelve-month period, if such period ends on or before March 31, 2007 or (ii) otherwise, 2.75 to 1.00.

[16]	Not applicable from and after the date upon which the Company shall have initially achieved Double Investment Grade Status.

17 Insert if the Company has Single Investment Grade Status. 18 This date should be no earlier than the date of acceptance by the Administrative Agent. 19 To be included only in a Commitment and Acceptance for a Proposed New Lender. 20 Insert if the Company has Single Investment Grade Status. 21 Insert if the Company has Single Investment Grade Status. 22 To be included only in a Commitment and Acceptance for a Proposed New Lender. 23 To be included only in a Commitment and Acceptance for a Proposed New Lender.